U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                              FORM 8-K/12g-3(a)/A1

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 16, 2001


                                V-FORMATION, INC.
                                -----------------
             (Exact name of registrant as specified in its charter)


                            BUCKEYE OIL AND GAS, INC.
                            -------------------------
                           (Former name of registrant)


                                   NEW JERSEY
                                   ----------
                        (Current state of incorporation)


          0-25725                                           22-3345169
          -------                                           ----------
    (Commission File No.)                                  (IRS Employer
                                                         Identification No.)

                               99 Wood Ave. South
                                    Suite 805
                            Iselin, New Jersey 08830
                            ------------------------
                    (Address of principal executive offices)

                              170 Beaver Brook Road
                             Lincoln Park, NJ 07025
                             ----------------------
                                (Former Address)



               Registrant's telephone number, including area code:
                                 (732) 321-4040

                          Page One of One Hundred Pages

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     Effective March 14, 2001, pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement") between Buckeye Oil and Gas, Inc. ("Buckeye"), a Colorado corporation, and V-Formation, Inc., a New Jersey corporation ("V-Formation" or the "Company"), all outstanding shares of common stock of Buckeye were exchanged for 478,082 shares of common stock of V-Formation and $150,000 in cash consideration in a transaction in which V-Formation was the surviving company.

     The Merger Agreement was adopted by the unanimous consent of the Board of Directors of Buckeye and approved by the unanimous consent of the shareholders of Buckeye on March 14, 2001. The Merger Agreement was adopted by the Board of Directors of V- Formation at a meeting duly called for that purpose. The approval of the transaction was not required from the shareholders of V-Formation pursuant to the laws of the State of New Jersey. Prior to the merger, Buckeye had 500,000 shares of common stock outstanding. By virtue of the merger, V-Formation acquired 100% of the issued and outstanding common stock of Buckeye and assumed Buckeye's status as a reporting company under the Securities Exchange Act of 1934, as amended.

     The officers of V-Formation continue as officers of the successor issuer. See "Item 2. Acquisition or Disposition of Assets - Management" below. The officers and directors, as well as the Articles of Incorporation, as amended, and By-laws, of V- Formation will continue as in effect immediately prior to the Merger, without change. Copies of the V-Formation Articles of Incorporation, amendments thereto and Bylaws are included as exhibits hereto. In addition, a copy of the Merger Agreement is also filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The aforesaid description of the merger is qualified by such reference.

     (b) The following table contains information regarding the shareholdings of V-Formation's current directors and executive officers and those persons or entities who beneficially own more than 5% of its common stock as of January 4, 2002, the date of this Amendment:

                                                          Percent
Name and Address of           Amount and Nature of          of
Beneficial Owner(1)           Beneficial Ownership         Class
-------------------           --------------------        -------

Richard Stelnick                 2,353,333 shares          14.7%
99 Wood Ave. South
Suite 805
Iselin, NJ 08830

                                                          Percent
Name and Address of           Amount and Nature of          of
Beneficial Owner(1)           Beneficial Ownership         Class
-------------------           --------------------        -------

Robert Miragliotta               1,765,000 shares          11.1%
99 Wood Ave. South
Suite 805
Iselin, NJ 08830

Joseph Colonese                  1,765,000 shares          11.1%
99 Wood Ave. South
Suite 805
Iselin, NJ 08830

Nicholas Veenstra                1,903,027 shares          11.9%
99 Wood Ave. South
Suite 805
Iselin, NJ 08830

Theodore Ellenis(2)              1,028,633 shares           6.4%
99 Wood Ave. South
Suite 805
Iselin, NJ 08830

Roger Vogel                         92,725 shares            *
99 Wood Ave. South
Suite 805
Iselin, NJ 08830

All Directors                    8,814,993 shares(2)(3)(4) 55.3%
and Officers as a
Group (6 persons)
----------------------
* Less than 1%

(1)  All of the persons listed are officers and/or directors of the Company.

(2) Includes 540,000 warrants, each warrant exercisable to purchase one share of common stock at an exercise price of $3.00 per share.

(3) Includes 50,000 warrants, each warrant exercisable to purchase one share of common stock at an exercise price of $1.00 per share.

     Mr. Miragliotta is the uncle of Mr. Colonese. There are no other family relationships between any of the Company's officers and directors.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     (a) The consideration exchanged pursuant to the Merger Agreement was negotiated on an arms length basis between Buckeye and V-Formation. In evaluating V-Formation as a candidate for the proposed merger, Buckeye used criteria such as the value of the assets of V-Formation, its current business plan, V-Formation's current business operations and anticipated operations, and V- Formation's business name and reputation. The parties each determined that the consideration for the merger was reasonable.

     (b) Description of Business

     V-Formation is a multi-faceted, innovative sports technologies company that has made significant advances concerning the development and marketing of the first major evolution to the inline skate. The Company has been credited with introducing the "V" technology and management believes that the Company has become the recognized leader with advanced skate technology. The Company's primary objective is to become the premier sports and related technologies firm in the sports product and entertainment industry.

     Founded in January 1995, the Company has experienced substantial growth which has occurred from increased sales and escalating product demand. The Company believes that with suitable capital funding it would be strategically positioned to (i) cannibalize significant market share, and (ii) substantially fuel growth and profitability. The Company has established a broad foundation and has assembled an impressive stable of intellectual properties represented in the form of patent ownership (13 patents), exclusive license (1), a non-exclusive license (1) and trademarks (15) - (6 registered and 9 pending). In addition, the Company has six (6) patent applications pending with the United States Patent and Trademark Office. The Company intends to use its intellectual properties as the catalyst for future growth. See "Patents, Trademarks and Licenses." The Company's entire sports related product line is differentiated by quality and incorporates several, unique, hi-tech patented and patent pending technologies in the design and manufacture of each. Importantly, all of the Company's key technologies are proprietary in nature, licensable, and transferable. The Company has divided operations into the following business units:

         V-Form Corporate         -        Corporate Administration
         Nexed                    -        Extreme Sports Products
         Roll Ice                 -        Convertible Use Sports Footwear
         Street Smart             -        New Product Development, Emerging
                                                Technologies & Business
                                                Opportunities

     Each business unit, as referenced above, is directly responsible for managing a specific aspect of the Company's overall business operation and for fulfilling its assigned objectives. Each business unit is fully described below, as follows:

     V-Form Corporate - As the title implies, V-Form Corporate operates as the governing corporate concern which is responsible for administering the day-to-day operations of the entire Company and for supervising the progress of each subsequent business unit. Specifically, this division manages and supervises all corporate related matters such as Capital Finance, Policy & Procedures, Investment Banking, Legal, Risk Management and Sales Support. V-Form Corporate is also responsible for having successfully introduced the Company's first proprietary product - the "V-Form Skate." Introduced in 1997, the "V-Form Skate" has become the Company's cornerstone product and marketing flagship. The Company believes that the market introduction of the "V-Form Skate" represented the first major technological product innovation pursuant to Rollerblade's(R) original product introduction which occurred during the early part of the 1980's. The Company possesses its own U.S. Patent (No. 6003882) for a skate having wheels which are "angularly mounted," and also holds an exclusive license for U.S. Patent No. 5303940. The two independent patents (as held by the Company) encompass what has become known throughout the inline skate industry as the V-Form "Angulated Wheel Technology" (a/k/a "AWT").

     In contrast to the traditional inline skate, the V-Form Skate incorporates a proprietary, patented angular wheel technology which displaces the wheels at alternating 16(degree) angles and closely emulates the performance characteristics of an ice skate providing the user with a "Virtual-Ice"TM skating experience. The unique wheel design provides users with greater stability, maneuverability and the ability to make "hockey" stops upon command. As a result, the Company became the official skate supplier to several inline hockey leagues, including RHI (Roller Hockey International) and ESPN's Pro Beach Hockey.

     As the Company's skates gained market acceptance, the Company continued to improve the V-Form design and expand the product line. Research and development expense totaled $275,684 and $233,465 for the years ended December 31, 2000 and 1999, respectively. The Company introduced two new models in 1998, 1999 and 2000. In January 2001, the entire V-Form product line was re-branded under Nexed (See "Nexed"). In an effort to complement its marketing efforts, the Company recruited well-known professional athletes to help build the brand's identity and credibility. Former and current spokepersons for the Company include NHL professionals Vychaslav "Slava" Fetisov, Mike Keane, Stephen Heinze and Roller Hockey International All-Stars Andy Rymsha and Tony Szabo.

     Nexed - (Pronounced "Next") On October 1, 1999, V-Formation Inc. acquired Nexed brand of hockey equipment and apparel from Nexed Hockey, Inc., a Chandler, Arizona based corporation. The Nexed product line included athletic apparel, footwear and accessories. The Nexed product line has been well received in the marketplace and unit sales have consistently increased. In January 2001, the Company unveiled a new and expanded product line including the 2(degree) and 8(degree) degree skate design. The 2(degree) and 8(degree) skates incorporate the maneuverability and handling of the original 16(degree) V- Form skate, however, they encompass the speed and appearance of a more traditional inline skating frame. Management believes that the new 2(degree) and 8(degree) models will have a broad consumer appeal, attracting recreational skate enthusiasts as well. Surfside Hockey News presented Nexed with the "Best New Apparel All-Star Product Award" at the industry wide "Let's Play Hockey" Tradeshow in 2000.

     Subject to the receipt of additional funding, the Company intends to continue its brand identity market penetration effort by expanding distribution and augmenting the product line to include protective gear.

     On September 29, 2001, the Company formally introduced "For As Long As It Takes." Dedicated to show its support for the victims of the September 11th tragedy, the Company created a special branded goods line under the Nexed business unit. Equal portions of the sales revenue that is generated by the "For As Long As It Takes" marketing campaign will be donated to The American Red Cross National Disaster Fund, The United Way Fund, The Twin Towers Fund, and the USO once revenues begin to be generated. Most recently, the Company added the UFA Widows and Children's Fund, the New York Firefighters 9-11 Disaster Relief Fund, the NYC Firefighters Survivors Disaster Fund, and the New York Police & Fire Widows & Children's Fund to the list of charities which will be receiving Company donations.

     The Company effectively secured a limited use license for the internationally recognized photograph which depicts three New York City firefighters raising the American flag over the wreckage of the World Trade Center. The image appears on select apparel parallel to that of the internationally recognized photographic still of the U.S. Marines raising the flag over Iwo-Jima. The special "For As Long As It Takes" merchandise is currently available via the Nexed internet website, www.nexed.com, and through a variety of distributors and retailers. In addition to this marketing effort, the Company has hosted a series of roller hockey tournaments throughout the New York metropolitan region with all proceeds benefitting the noted charities, including November 24-25, 2001 at Skate Safe in Bethpage, NY and December 27-30, 2001 at Center Circle in Rahway, NJ. Other tournaments have been tentatively scheduled throughout 2002.

     Roll Ice - On July 15, 1999, the Company and Roll-Ice International L.L.C., a Michigan based corporation, entered into an exclusive licensing agreement which enables V-Formation to manufacture, use and sell four patents which represent new skate designs. The Roll-Ice intellectual properties allow ice and roller hockey players greater creativity, increased maneuverability, and better torsional rigidity. In June 1999, the Company acquired the exclusive license rights relative to U.S. Patents Numbers 5847927, 5839734, 5662338 and 5810368. See "Patents, Trademarks and Licenses." The Roll Ice technology is a major product innovation which allows the user to customize athletic footwear for multiple activities and a variety of purposes. For example, the Roll Ice technology enables a skater to quickly and effortlessly convert an ice skate into either a roller skate or hiking boot. The key to the Roll Ice technology is the patented "Peripheral Edge" which creates a cavity in the sole of the athletic footwear. The user may mount interchangeable sole components into the cavity for a variety of uses. Management believes that the Roll Ice convertibility feature has broad applications throughout the athletic footwear market. By acquiring the exclusive license rights, the Company believes that it captured a significant competitive advantage and believes that tremendous potential exists for this new technology within the $12.5 Billion athletic footwear market. Management also believes that the multi-purpose Roll Ice design will be particularly attractive to parents with children whom participate in sports, scholastically, intramurally and externally.

     The Company holds the exclusive rights to sublicense the Roll Ice technology and considers the overall licensing agreement a major development in fostering the Company's growth as a recognized leader in the sports technology sector. To this end, the Company is actively seeking potential sublicensees. While there are no firm commitments, the Company believes that it will be able to secure a sublicense over the next 18 months. The Company also intends to develop ancillary applications for the Roll Ice technology including inline skating plus one or more of the following sports activities: golf, soccer, football, track and field, and hiking, or two or more of the foregoing applications with or without inline roller skating.

     Street Smart - This division is responsible for New Product Development, Emerging Technologies and Strategic Business Opportunities. The division was specifically created to review and evaluate any and all new products that are brought to the Company externally or created internally by Research & Development. In addition, the Company directs all inventor submissions, emerging technologies, strategic business opportunities and joint ventures to the Street Smart division which initiates the initial due diligence review. This division is charged with the responsibility to ensure that the proposed venture and/or opportunity holds merit, has a bonafide market application, and is adequately protected.

     The Company is obligated under its product and license agreement whereby it has agreed to pay royalties on sales of V- Formation skates, V-Formation skate products and other trademark products. Royalties are computed as follows:

     (i) for all trademark products other than skates and skate products, royalties shall be paid at 2% of the wholesale selling price; and

     (ii) for all skates utilizing 16 degree technology, royalties are paid at $4 per pair through April 19, 2011 and $2 per pair thereafter. The Company guaranteed a minimum payment of $240,000 for 1999.

     Royalty expense incurred under this agreement was $35,184 and $240,000 for the years ended December 31, 2000 and 1999, respectively.

     The Company reviews and evaluates strategic alliances and joint opportunities on a continuing basis and seeks opportunities that allow it to expand the scope of its operations, increase sales revenue, increase marketing capabilities, and share capital expenditures. The Company is currently evaluating several opportunities, which, if successful, could increase the distribution of several products and increase the Company's overall business platform. However, there can be no assurances that suitable opportunities in this regard will be identified, or if so identified, that an agreement will be reached which affords the Company such opportunities.

     The Company's strategy is to direct its current efforts towards (1) increasing the sales revenue and market penetration of the Nexed branded goods,
(2) securing a sublicense for the Roll Ice Technology, and (3) entering into a strategic relationship with an external "partner" to enhance the Company's competitive market positioning and revenue base. In addition, the Company will direct additional resources to protect its proprietary properties and towards the patent infringement actions in which the Company is named as plaintiff. The Company believes that the Nexed branded goods will require an expansion relative to production capacity to meet growing consumer demand. In carrying out its strategy, the Company will continue to focus upon its marketing programs entitled "Better Than, Then Best," and "For As Long As It Takes." While it has identified no further acquisitions, the Company intends to continue to be receptive to new merger/acquisition opportunities.

     The Company focuses on leveraging its relationships with customers to obtain additional business by marketing its products to diversified retailers. The Company has been able to utilize its current retailing partners in order to obtain instant market penetration for "For As Long As It Takes." Management strongly believes that the ability to provide retailers and customers with a full line of products and services designed to meet their increasing demands distinguishes the Company from its competitors and provides it with a competitive advantage.

     The Company intends also to evaluate strategic alliances and joint ventures on an ongoing basis and seek opportunities that allow it to expand the scope of its operations, add sales and marketing capabilities and share capital expenditures, while continuing to control product quality. The Company is currently evaluating several opportunities, which, if successful, could increase the distribution of several products. However, there are no definitive agreements with any third party in this regard and there can be no assurances that such agreements will be reached in the future.

     The Company has also influenced international trade policy. In 1997, the Company effectively lobbied Congress to enact amendments favorable to the skate industry to the Harmonized Tariff. Prior to these amendments, the Company and other skate manufacturers had been burdened with extra import duties for certain skate components, in that the dutiable rate for components placed the Company at a disadvantage as compared to foreign competitors. The amended legislation (HR-1882 and S-1288, known as the "V-bill") provides for the duty-free entry of certain in-line skate components. As a result, the Company has enjoyed the benefit of the eliminated tariff and margins have increased proportionately.

Sales Activities and Support

     The Company believes that it has created a very effective sales strategy. This strategy combines two traditional sales methods which are considered standard within the sporting goods industry. The Company has divided its sales efforts into two distinct categories: (i) inhouse sales; and (ii) traditional manufacturers rep/independent sales agents.

     The Company employs four full-time sales associates strategically located in Michigan, New Jersey, Colorado and California, each of whom receives a salary and a bonus based upon performance. The Company also currently utilizes up to 8 independent sales representatives who are compensated with a commission equal to 7% of net sales, which constitute invoice costs, after the Company has collected on the relevant invoice. The Company generally invoices customers on the date the products are shipped, with payment in full due 30 days from the invoice date. The Company's customers, which are comprised of retailers and distributors, are generally responsible for all shipping costs and duties, whereas the Company ships orders with the terms "FOB-

WHSE." At the request of a customer, the Company will make arrangements for delivery and insurance on behalf of the retailer. Ground transportation is primarily utilized for shipments within North America, whereas the Company utilizes a combination of air and ocean for international shipments.

     Collectively, the Company sells to over 350 retailers, many of whom have multiple locations. It's two largest customers, Hockey West and Plaza Surf and Sports, account for approximately 12% of the Company's total revenue. Although the Company believes that its relationship with both customers is excellent, management believes that the loss of either could negatively impact the Company's overall revenues. Further, while no assurances can be provided, the Company is currently engaged in negotiations with several other nationally recognized sporting goods retailers and believes that its continued efforts will yield bona fide purchase orders for the placement of its product in the near future.

     Internationally, 11 foreign distributors offer the Company's products for sale in 10 countries, including Australia, New Zealand, Italy, Switzerland, France, Germany, Japan and the United Kingdom. International sales currently account for approximately 8% of the Company's revenues. Management believes that a tremendous growth opportunity exists within the European Economic Community and has effectively targeted the same for expansion during 2002.

Marketing & Promotional Activities

     The Company believes that it has effectively created consumer awareness for itself and its branded products. With a limited budget, the Company focuses on developing strategic alliances with key consumer groups and sporting goods specific retailing trade organizations, including the National Sporting Goods Association and the National Sporting Goods Manufacturing Association, among others. The Company continues to focus upon its "grassroots" marketing campaign. As a part of this grassroots marketing effort, the Company conducts instructional skating clinics and hosts several roller hockey tournaments domestically and abroad. These "V" clinics are used in connection with the various retailers as a drawing tool.

     In addition, the Company serves as a host and has sponsored numerous tournaments and events, including over 20 roller hockey tournaments throughout the US and Canada, outfitting each with product and paying certain tournament entry fees. The "V" clinics and tournaments introduce potential consumers to the Company's product line in a direct manner, without competitor influence. The Company believes that this grassroots marketing initiative has been the catalyst which has allowed the Company to effectively capture its market share. On average, the Company's annual increase in revenue has been in excess of 60% on average for 1998, 1999, 2000 and 2001, respectively.

Industry Overview and Competition

     Published statistics by industry associations such as the SGMA (Sporting Goods Manufacturing Association) and NSGA (National Sporting Goods Association) report an average growth of 12.5% for all sporting goods sales over the past five years. Although relatively level the past year, industry sales revenues exceeded $45 billion in 2000. The industry is dominated by the following leading equipment manufacturers: (1) Nike, (2) Adidas-Salomon, (3) Reebok, (4) Spalding and (5) Rawlings. This total is comprised of some $19 billion for equipment, $13 billion for footwear and $13 billion for apparel.

     The most recent statistics available as published by the National Sporting Goods Association state that approximately 32 million people participated in inline skating in 1998. The overall sporting goods market is dominated by a host of suppliers, as previously listed above.

     INLINE SKATE COMPETITION - Currently the inline market is saturated with "me-too" products with over 15 inline manufacturers in the market. According to publicized studies conducted by Sportstyle Magazine (May 1997), the market-share leaders, that is those with over a 5% market share, in the inline market, were comprised of Rollerblade - estimated 33%, Ultrawheels - estimated 12%, Roller Derby - estimated 11%, Bauer (Nike) - estimated 8%, and Variflex - estimated 7%. At present the Company commands approximately 2% of market share and it believes that it can capture additional market share within eighteen months.

     The inline skating industry is segmented into three distinct markets: aggressive, roller hockey, and recreational/fitness. While no assurances can be provided, the Company believes that its V-Form skate appeals to consumers in all three market segments and believes that it can capture a greater portion of the current market for recreation and fitness. It also believes that it can capture a portion of the traditional quad (2 x 2) roller skate market representing approximately 27 million users whom are characterized by the safety/stability preferences of the traditional quad skate over that of the inline skate. The Company believes that its V-technology, which permits virtual ice hockey stops and enhanced control, will attract such consumers. While the Company has initially emphasized the roller hockey market, its V- Form skate has also generated interest in the recreational skate market which it intends to pursue.

     The Company's skate technology incorporates several patented features that the Company believes represent the first significant advancements in inline skate performance including, greater speed, improved braking characteristics, a tighter turning radius (40 to 50% tighter than conventional skates, closely emulating the performance of ice skates), a custom-engineered boot designed to create greater comfort and responsiveness, and quick release wheels that can be changed in less than 1 minute in contrast to the cumbersome wheel assembly of conventional inline skates that on average require 15 to 20 minutes per change. Excessive time required for wheel change and rotation is frequently cited as a major drawback to conventional inline skates, which often results in skaters using worn or damaged wheels. Wheels mounted in a "V" configuration offer two centers for a skater's body weight, resulting in less fatigue to the foot and ankle, and more stability with less "wash-out" in turns.

Patents, Trademarks and Licenses

     The Company holds a variety of intellectual properties in the form of patent ownership (13 patents) or exclusive license and trademarks (15 trademarks
- 6 registered and 9 pending). A complete listing and detailed description of each in relation to the individual business unit and/or subsidiary is as follows:

     As protection for its flagship product, the V-Form skate, in December 1997 the Company obtained a license for U.S. Patent No. 5,303,940 entitled "Skate Having Angularly Mounted Wheels," which now provides the Company with the exclusive right to manufacture, distribute and sublicense the technology, as defined, within the United States. The patent expires in 2012, subject to renewal for up to 5 years.

     As additional protection for its flagship product, the angularly mounted skate line, in December 1999, the Company obtained U.S. Patent No. 6,003,882 entitled "Customizable Skate with Removable Wheel Hangers," which provides the Company with the sole right to manufacture and distribute the V-Form skate brand and any skating product utilizing such technology, as defined, in the United States. This patent expires in 2019.

     As protection for the Roll-Ice product line, in July 1999, the Company entered into an agreement with Roll-Ice International LLC whereby the Company obtained an exclusive license to exploit U.S. Patent Numbers 5,662,338, 5,818,368, 5,839,734, and 5,847,927, entitled "The Peripheral Edge Technology." Such licenses provide the Company with the exclusive right to manufacture, distribute and sublicense any product utilizing such technology within the United States. These patents expire beginning in 2018.

     In December 2000, the Company entered into an agreement with Michael Wrike and Rike Industries whereby the Company purchased and obtained the exclusive ownership and assignment for U.S. Patent Numbers 5803466, 5873584, 5915703, 604543, 6082746 and 6135463, entitled "The V-Form Inline Skate Patents." The acquisition provides the Company with the exclusive right to manufacture, distribute and sublicense any product which utilizes the technologies, as defined, within the United States. These patents expire beginning in 2018.

     In addition, the Company has six (6) patent applications pending with the United States Patent and Trademark Office. These applications relate to products currently in development by the Company.

     The  Company   holds  a  variety  of  the   registered   U.S.   trademarks:
"V-Formation," "V-Form," "Street Smart," "Tomorrow's Technologies Today" and "Virtual Ice" used in connection with the Company's manufacturing and marketing efforts. The Company has an application pending for a U.S. trademark for "Nexed" and "Nexed by V-Form" to be used in connection with its clothing and accessories line.

Employees

     As of the date of this amendment, the Company has 13 full time employees assigned as follows: 7 management/administrative, 4 sales and clerical and 2 engineering and sourcing. The Company utilizes independent sales representatives for a substantial portion of its sales activity and outsources manufacturing, order fulfillment and distribution. The Company's operations are non-union. There has been no history of labor strikes or unrest at any of the Company's facilities. The Company believes that its relations with its employees remains satisfactory. In addition, management believes that the available labor force in the geographic areas where its facilities are located are sufficient to support the expansion anticipated the next 12 months.

Property

     The Company's primary operations are conducted at the Company's principal place of business, 99 Wood Ave. South, Suite 805, Iselin, NJ 08830. This location consists of 3,756 square feet of executive office space. The Company incurs a base monthly rent of $9,390 pursuant to a written lease which expires on December 31, 2010. The Company believes that this new space is adequately sufficient to meet its future growth demands. Furthermore, the Company believes that there exists sufficient available office space and that it could effectively lease additional space within the immediate area, if so required.

     The following schedule summarizes the location and function of each of the Company's other facilities:

     Colorado Springs, CO - V-Formation R&D, product sourcing and occasionally serves as a field sales office. In addition, this space also serves as an alternative distribution/fulfillment center for customer service. Total space occupies approximately 4,100 square feet, of which 1,100 square feet is dedicated to sourcing and manufacturing, with the remaining 3,000 square feet dedicated to R&D, customer service and specialty order fulfillment. The space is located in a commercially zoned building and bears a lease expense of $3,900 per month. The relevant lease expires in January 2005.

     Aurora, CO - Order fulfillment and distribution is outsourced to Quantum Logistics, a third party logistics provider. Total space occupied by Quantum Logistics exceeds 50,000 square feet, including office and warehouse space. Leasing costs are incorporated into the warehouse and distribution services provided to V-Formation. In addition, Quantum also serves as the Company's customs broker and freight forwarder.

     Holiday, FL - Serves as the southeastern field sales office. Total office space, as dedicated, occupies approximately 400 square feet and is provided to V-Formation on a rent free basis.

     Huntington Woods, MI - Eastern Regional Sales Office for the V-Form and Nexed product lines. Total office space, as dedicated, occupies approximately 500 square feet and is provided to V- Formation on a rent free basis.

     Manhattan Beach, CA - Western Regional Sales Office. Total office space, as dedicated, occupies approximately 1,000 square feet and has a rental expense of $545 per month. The relevant lease agreement was executed on August 31, 2001, and continues on a month to month basis. The Company is confident that it could secure additional space in the immediate vicinity, if and when needed.

Litigation

     As of the date of this Amendment, the Company was or is party to various judicial and administrative matters, including the following:

     In December 1999, the New Jersey Bureau of Securities (of the Division of Law, Department of Law and Public Safety) served an administrative complaint on the Company alleging (i) that it had sold unregistered securities in violation of New Jersey securities laws and used unregistered agents for the purpose; and
(ii) that it had failed to disclose or misstated material information about the Company in selling its securities. This administrative complaint was never formally docketed. The Company denied these allegations.

     Relevant thereto, in March 2001, the Company and the New Jersey Bureau of Securities entered into a Consent Decree wherein the Company, without admitting or denying any wrongdoing, did agree to pay to the State of New Jersey $212,000, which is to be paid over a nine (9) month period in equal increments of $23,555. As of the date of this Amendment, all payments have been made by the Company and no further obligation is owed relevant thereto.

     In January 2001, the Company filed a complaint against Benetton Group, SPA and Roller Blade, Inc. in the United States District Court, Southern District of New York, Docket No. 01 CIV 510, wherein the Company has alleged willful infringement of patent rights held by the Company for Toeplate with Duel Flanges for Inline Skate Frames. Upon information and belief, the defendants are making, using and offering to sell inline skate products which infringe on the Company's patents. The defendants have filed an answer and the matter is currently in the discovery phase. The Company's complaint requests injunctive relief, an accounting of profits and an award of monetary damages. While no assurances can be provided, the Company is optimistic about the likelihood of success.

     In August 2001, the Company filed a complaint in the United States District Court, Southern District of New York, Docket No. 01 CV 7179, against Adidas America, Salomon North America, Inc., Salmon S.A., Adidas AG and Adidas Salmon AG, Sports Authority, Inc., Princeton Ski Outlet, dba Princeton Ski Shops and Paragon Sporting Goods Company, Inc. for willful infringement of certain patents held by the Company, including Toeplate with Dual Flanges for Inline Skate Frames. Upon information and belief, the defendants are making, using and offering to sell inline skate products which infringe on certain of the Company's patents. The Company's complaint requests injunctive relief, an accounting of profits and an award of monetary damages. All of these defendants have filed answers to the complaint. While no assurances can be provided, the Company is optimistic about the likelihood of success.

     In March 2001, the Company filed a complaint in the United States District Court, Southern District of New York, Docket No. 01 CIV 2262, against MGM S.P.A., Fila Holding S.P.A. and Fila U.S.A., Inc., for willful infringement of certain patents held by the Company, including Toeplate with Dual Flanges for Inline Skate Frames. Upon information and belief, the defendants are making, using and offering to sell inline skate products which infringe on certain of the Company's patents. The Company's complaint requests injunctive relief, an accounting of profits and an award of monetary damages. All of these defendants have filed answers to the complaint and discovery has commenced. While no assurances can be provided, the Company is optimistic about the likelihood of success.

     In April 2001, the Company filed a complaint in the United States District Court, Southern District of New York, Docket No. 010 CIV 1693, against First Team Sports, Inc. for willful infringement of certain patents held by the Company, including

Toeplate with Duel Flanges for Inline Skate Frames, as well as breach of contract. Upon information and belief, the defendant is making, using and offering to sell inline skate products which infringe on certain of the Company's patents. The Company's complaint requests injunctive relief, an accounting of profits and an award of monetary damages. Service of process has been effectuated upon the initial defendant and discovery has commenced. While no assurances can be provided, the Company is optimistic about the likelihood of success.

     Librie vs. V-Formation, Inc. was commenced in the Superior Court of New Jersey, Passaic County, in January 1999, alleging damages for injuries sustained due to an alleged design defect. Following the deposition of the plaintiff, it appears that the current basis of the claim suggests a design defect which would not allow the wheels to slide during a T-stop configuration. This represents a change in the plaintiff's liability theories from the one stated in the complaint, which alleged an absence of breaking components. The Company believes that the liability aspects of this claim are without merit. The case is being handled by the Company's general liability insurance carrier and the Company believes that its exposure in this case is limited to its $10,000 policy deductible.

     V-Formation, Inc. v. John B.M. Frohling, Esq. was commenced in the Superior Court of New Jersey for Essex County in June 1999. The Company has alleged malpractice in connection with its previous legal counsel. The Company seeks the full recovery of fees and additional recovery for punitive damages. The matter is still in the discovery phase. However, the Company has recently learned that the defendant has filed for protection in the United States Bankruptcy Court. Appropriate applications have been made for relief from the automatic stay.

     In April 2001, Vertex Capital Corp. filed a complaint against the Company in US Federal Court for the Southern District of New York, seeking damages for alleged breach of contract and unjust enrichment. The Company has filed its answer, as well as counterclaims and discovery has been completed. The Company intends to file a Motion for Summary Judgment in the near future. It is the Company's position that the plaintiff's claims are without merit and will be vigorously defended.

     In October 2001, the Company filed an action against USCO Distribution Services, Inc., d/b/a USCO Logistics ("USCO"), in the United States District Court for the District of Colorado, asserting claims arising from USCO's failure to perform according to its "order fulfillment" contracts, which resulted in the Company incurring six figure losses. USCO has asserted counterclaims totaling approximately $103,000 based on its charges for services under the contracts and has asserted a possessory lien on the Company's inventory in their possession, which has a cost basis of approximately $80,000. Trial has not yet been scheduled and discovery has not yet commenced as of the date of this Amendment.

     Finally, in January 2002, the Company filed a complaint in the United States District Court, Southern District of New York, Docket No. 010 CIV 1693, against K-2 Corporation for willful infringement of certain patents held by the Company, including Toeplate with Dual Flanges for Inline Skate Frames. Upon information and belief, the defendants are making, using and offering to sell inline skate products which infringe on certain of the Company's patents. The Company's complaint requests injunctive relief, an accounting of profits and an award of monetary damages. As of the date of this Amendment, the Company is awaiting the filing of an answer to its complaint.

     The Company has been named as a defendant in one other lawsuit in the normal course of its business. In the opinion of management, after consulting with legal counsel, the liabilities, if any, resulting from this matter will not have a material effect on the Company's financial statements.

Management

     The following tables set forth certain information concerning each director and executive officer in the Company:

       Name                Age                  Position
---------------------      ---         --------------------------

Richard Stelnick            47         Chairman & Chief Executive
                                       Officer

Robert Miragliotta          51         Vice Chairman & Chief
                                       Financial Officer

Joseph Colonese, Jr.        34         President & Director

Theodore Ellenis            37         Executive Vice President,
                                       Secretary & Director

Nicholas Veenstra           51         Director

Roger Vogel                 52         Director

Resumes

     Richard Stelnick, the Company's founder, currently serves as the Chief Executive Officer and Chairman of the Board. Prior to founding the Company in 1995, from December 1987 through January 1995, Mr. Stelnick served as the Chief Executive Officer of Star-Lo Electric, Inc., Morristown, NJ, a privately held corporation where, within seven years, Mr. Stelnick transformed Star-Lo Electric from a small residential family owned business into a profitable commercial and industrial electrical contractor. Mr. Stelnick's primary responsibilities at the Company are Strategic Corporate Development and Marketing. Mr. Stelnick is an active manager involved in the Company's day-to-day operations, primarily focusing on marketing and promotion of all Company product lines. Independent of his occupation, Mr. Stelnick is a lifetime skater and hockey player (ice & roller). Mr. Stelnick devotes substantially all of his business time to the Company.

     Robert Miragliotta, CPA/MBA, joined the Company in November 1995 as Chief Financial Officer and was elected to the Board of Directors in December 1995. Prior to joining the Company, Mr. Miragliotta was Managing Partner of the CPA firm Miragliotta & Associates. From 1990 to 1992, Mr. Miragliotta served as Vice President & Chief Financial Officer for The Gitano Group Retail Stores, a specialty wholesaler and fashion retailer. Mr. Miragliotta focuses upon corporate finance, strategic development and shareholder relations. Mr. Miragliotta remains a sports- enthusiast. He received a Bachelor of Arts degree from Fairleigh Dickinson University in 1972 and received an MBA (Masters Business Administration) from Fairleigh Dickinson University in 1974. He devotes substantially all of his business time to the Company.

     Joseph Colonese, Jr. joined the Company in May 1995 and serves as both the President and as a Director. Prior to joining the Company, from 1993 to 1995, Mr. Colonese was employed by Austin- Healey, where he served as Executive Project Engineer. From 1990 until 1993, Mr. Colonese was employed by Star-Lo Electric, Inc. where he served as a Field Engineer. Mr. Colonese's primary responsibilities include new product and technology development, research and development, and manufacturing. Mr. Colonese is both the author and patent holder of U.S. Patent No. 6,003,882, supporting the Company's flagship product, which has been assigned to the Company. Mr. Colonese directs V-Form West's operations located in Colorado Springs, Colorado. Mr. Colonese received a Bachelor of Science degree from the New Jersey Institute of Technology in 1993. He devotes substantially all of his business time to the Company.

     Theodore Ellenis joined the Company in November 1995 and serves as the Executive Vice President, Secretary and as a Director. Prior to joining the Company, Mr. Ellenis served as the National Accounts Executive for Motor Cargo, Inc., a public company located in Salt Lake City, UT. From 1993 to 1994, he served as the NY District Director of Preston Trucking, a division of Yellow Freight. From 1991 to 1993, Mr. Ellenis served as the Senior Accounts Manager for RPS, Inc. (Roadway Package System). From 1990 to 1991, Mr. Ellenis served as the Financial Districts Account Manager/NYC for the NCR Corporation. Mr. Ellenis received a Bachelor of Arts degree from William Paterson University in 1990.

From 1997 through 1999, Mr. Ellenis served as an adjunct Professor at William Patterson University, teaching Transportation & Logistics and Supply Chain Management. Mr. Ellenis devotes substantially all of his business time to the Company.

     Nicholas J. Veenstra was appointed to the Company's Board of Directors in March 1998. In addition, Mr. Veenstra is the principal of the Glen Rock Stair Corporation, Franklin Lakes, NJ, and has served as the President of Glen Rock Stair Corp since 1973. He received a Bachelor of Science degree in mechanical engineering from Newark College of Engineering in 1973. Mr. Veenstra devotes only such time as necessary to the business of the Company, which is not expected to exceed 20% of his time.

     Roger Vogel was elected to the Company's Board of Directors in March 2000. Since November 2000, Mr. Vogel has been the area sales manager for Scios, Inc,, Sunnyvale, CA, a publicly held pharmaceutical company. From 1995 through October 2000, Mr. Vogel served as the Area Manager of Sales for the New York Tri-State Region for B.T.G. Pharmaceuticals, Iselin, NJ. He received a Bachelor of Arts degree form Kean College in 1972 and a Masters degree in pharmaceutical marketing from Fairleigh Dickenson University in 1982. He devotes only such time as necessary to the business of the Company, which is not expected to exceed 20% of his time.

     Directors are elected to serve until the next annual meeting of shareholders or until a successor is duly elected and qualified. Executive officers are duly elected by the Board of Directors to serve until their respective successors are elected and qualified.

Executive Compensation

Remuneration

     The following table reflects all forms of compensation for services to the Company for the fiscal years ended December 31, 2000 and 1999, of the chief executive officer of the Company.

                           SUMMARY COMPENSATION TABLE


                                             Long Term Compensation

                   Annual Compensation          Awards         Payouts
                                                    Securities
                                 Other                Under-             All
Name                             Annual   Restricted   lying            Other
and                              Compen-    Stock    Options/   LTIP    Compen-
Principal         Salary  Bonus  sation    Award(s)    SARs    Payouts  sation
Position    Year   ($)     ($)    ($)        ($)        (#)      ($)      ($)
----------  ----  ------  -----  ------   ---------- --------  -------  -------

Richard     1999 $120,000 none    none       none      none     none      none
Stelnick,   2000 $120,000 none    none       none      none     none      none
CEO &
Chairman
-------------------------

     No other executive officer of the Company received compensation in excess of $100,000 during the fiscal year ended December 31, 2001, or is expected to receive compensation exceeding $100,000 during the fiscal year ending December 31, 2002.

     The Company maintains a policy whereby the directors of the Company may be compensated for out of pocket expenses incurred by each of them in the performance of their relevant duties. The Company did not reimburse any director for such expenses during fiscal years 1999 or 2000.

     In addition to the cash compensation set forth above, the Company reimburses each executive officer for expenses incurred on behalf of the Company on an out-of-pocket basis. The Company cannot determine, without undue expense, the exact amount of such expense reimbursement. However, the Company believes that such reimbursements did not exceed, in the aggregate, $1,000 during the fiscal year ended December 31, 2000.

     Effective January 1, 2001, the Board of Directors of the Company agreed in writing upon the terms of employment agreements with Messrs. Stelnick, Ellenis, Colonese and Miragliotta. These terms include an initial four (4) year term, an initial annual salary of $120,000, $98,000 $97,500 and $100,000 per annum, respectively, increasing at the discretion of the Company's Board of Directors, in its sole discretion. In addition, compensation under each agreement includes the Company providing each an automobile, reasonable paid vacation, as well as a one week all expense paid vacation and reimbursement of all Company business related expenses, along with all other benefits and perquisites normally provided by employers, including participation in any pension and/or profit sharing plans, medical dental, disability and life insurance programs adopted by the Company. Each agreement may be terminated by either the Company or the respective employee with or without cause, by providing sixty (60) days written notice. If the agreements are terminated by the Company for cause, no severance is required. However, if the agreement is terminated by the employee for cause, or by the Company without cause, the Company is obligated to tender an amount equal to five times (5x) the annual base salary of the employee, payable within 15 days following termination. The Company's rights to terminate for cause include conviction of the employee of a crime of moral turpitude, embezzlement or conversion of Company assets, material dishonest acts performed by the employee which causes material damage to the Company and is intended to result in the employee's personal gain or enrichment, or gross or willful material violation of the employee's obligations under the agreement resulting in material harm to the Company. The employee's right to terminate for just cause include a default by the Company of a material term of the agreement, including but not limited to failure to tender any payment due within 30 days of the date such payment is due, a material reduction in the employee's duties, responsibilities, privileges or prerequisites, relocation of the Company's principal place of business to a new location 50 miles or more further from the Company's then current location, dissolution of the Company or the filing of a petition in bankruptcy or a general assignment by the Company for the benefits of its creditors and any termination related to a merger or acquisition of the Company.

 STOCK PLAN

     In June 2001, the Company's Board of Directors adopted the Company's 2001 Stock Option Plan (the "Plan"), reserving an aggregate of 3,000,000 shares of the Company's common stock for issuance thereunder. The Plan was subsequently approved by the Company's shareholders.

     The Plan provides for the Board of Directors, or a designated committee, to administer the Plan, which provides for the issuance of both incentive and non qualified options. Following is a description of the provisions of the Plan:

     Grants. Grants under the Plan may consist of:

          - options intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code

          -    non qualified stock options that are not intended to so qualify

     Eligibility for participation. Grants may be made to employees, officers, directors, advisors and independent contractors of the Company and its subsidiaries, including any non-employee member of the board of directors. As of the date of this Amendment, no options were outstanding under the Plan.

     Options. Incentive stock options may be granted only to officers and directors who are employees. Non qualified stock options may be granted to employees, officers, directors, advisors and independent contractors. The exercise price of common stock underlying an option will be determined by the board of directors or compensation committee and may be equal to, greater than, or less than the fair market value but in no event less than 50% of fair market value, provided that:

          - the exercise price of an incentive stock option shall be equal to or greater than the fair market value of a share of common stock on the date such incentive stock option is granted

          - the exercise price of an incentive stock option granted to an employee who owns more than 10% of the common stock must not be less than 110% of the fair market value of the underlying shares of common stock on the date of grant

         The participant may pay the exercise price:

          -    in cash

          - by delivering shares of common stock owned by the participant and having a fair market value on the date of exercise equal to the exercise price of the grant

          - by such other method as the board of directors or compensation committee shall approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board

     Options vest according to the terms and conditions determined by the board of directors or compensation committee.

     The board of directors or compensation committee will determine the term of each option up to a maximum of ten years from the date of grant except that the term of an incentive stock option granted to an employee who owns more than 10% of the common stock may not exceed five years from the date of grant. The board of directors or compensation committee may accelerate the exercisability of any or all outstanding options at any time for any reason.

     Amendment and termination of the plan. The board of directors or compensation committee may amend or terminate the plan at any time, except that it may not make any amendment that requires shareholder approval as provided in Rule 16b-3 or Section 162(m) of the Securities Exchange Act of 1934 without shareholder approval. The Plan will terminate on the day immediately preceding the tenth anniversary of its effective date, unless terminated earlier by the board of directors or compensation committee.

     Acceleration of rights and options. If the Company's board of directors or shareholders agree to dispose of all or substantially all of the Company's assets or stock, any right or option granted will become immediately and fully exercisable during the period from the date of the agreement to the date the agreement is consummated or, if earlier, the date the right or option is terminated in accordance with the Plan. No option or right will be accelerated if the shareholders immediately before the contemplated transaction will own 50% or more of the total combined voting power of all classes of voting stock of the surviving entity (whether it is the Company or some other entity) immediately after the transaction.

Certain Relationships and Related Transactions

     As of September 30, 2001, the Company made advances to its Chief Executive Office in the total amount of $195,048. Such advances accrue interest at the rate of 8% per annum, are unsecured and repayable upon demand.

     In addition, in March 2001, various members of management exercised outstanding warrants previously issued to them, including an aggregate of 3,712,966 warrants including Messrs. Joseph Colonese, the Company's President (1,015,000 shares), Theodore Ellenis, the Company's Executive Vice President (329,633 shares), Robert Miragliotta, the Company's Chief Financial Officer (1,015,000 shares) and Richard Stelnick, the Company's Chief Executive Officer (1,353,333 shares). The exercise price of these warrants were $.10 per share. The exercise price relating to these warrants were paid for by the surrender of 128,033 mature shares outstanding which were held by the respective members of management. Such shares were recorded by the Company as a purchase of treasury stock.

     During September 2001, the Company obtained a new $1,250,000 line of credit agreement with a bank. The line of credit is available through March 31, 2002. Amounts drawn on the line bear interest at the prime rate plus 2%. The obligation is collateralized by the personal guarantees and by mortgages on specific real estate assets of one of the Company's officers and one of its directors.

     During October 2001, in return for assistance in obtaining the line of credit described above and collateralizing the loan with personal assets, the Company provided the aforementioned director with stock-based compensation of $518,999. As a result of the arrangement, the director, Nicholas Veenstra, satisfied $1,037,999 of stock subscriptions payable to the Company with an October 2001 payment in the amount of $519,000.

     During 2000, the Company issued an aggregate of 227,844 shares of its common stock in favor of two directors of the Company, including Nicholas Veenstra (222,344 shares), and Roger Vogel (5,500 shares), in exchange for services performed.

     During the two years preceding the date of this Amendment, there were no other related party transactions which occurred and which are required to be disclosed pursuant to the requirements included under Item 404 of Regulation SB.

Risk Factors

     THE COMPANY IS CURRENTLY OPERATING AT A LOSS. The Company's revenues to date have not been sufficient to cover the costs of such operations. During the fiscal year ended December 31, 2000, the Company incurred a net loss of $9,439,239 ($1.24 per share), on revenues of $1,272,683, of which $4,410,000 represented 735,000 common shares which were issued by the Company in connection with a settlement. During the nine-month period ended September 30, 2001, the Company incurred a net loss of $4,692,672 ($.35 per share), on revenues of $1,394,072, of which $208,764 was recognized as a loss from discontinued operations.

     The Company has generated no earnings from operations. It is anticipated that the Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the second quarter of 2002, of which there can be no assurance. This may result in the Company incurring a net operating loss which will increase continuously until the Company achieves profitability. Revenues and profits, if any, will depend upon various factors, including market acceptance of the Company's products, market awareness and general economic conditions. There is no assurance that the Company will achieve its expansion goals and the failure to achieve such goals would have an adverse impact on the Company.

     THE MARKET FOR INLINE SKATES MAY NOT CONTINUE TO GROW. A considerable portion of the Company's strategic plans is predicated on management's belief that the inline skate market will continue to grow and this will account for the increased revenues projected for the sale of products offered by the Company. Increased revenues projected by the Company are based upon continued increased distribution and additional channels. However, there can be no assurances that the Company's products and services offered will be acceptable to potential customers. The market for the roller skate industry is intensely competitive, evolving and subject to technological change. Due to this changing environment, the use of roller skates similar to those produced by the Company may become enhanced, thereby attracting additional competition to its industry segment. The Company faces competition from companies, many of which have greater financial and management resources, research and development facilities and manufacturing and marketing capabilities, including brand name recognition, than the Company. There can be no assurance that technological and other developments by the Company's competitors or potential competitors will not make the Company's products less competitive in the market. The Company's ability to compete effectively will depend upon its ability to attract and retain qualified personnel, innovate its manufacturing techniques and processes, make adequate provision for its raw material requirements and supplies through long-term supply agreements, maintain and expand its technological capabilities, market and sell existing products to new customers, develop new products for existing and new customers, service its products and further develop its sales force. No assurance can be given that the Company will be able to compete effectively. Such competition could materially and adversely affect the Company's business, operating results or financial condition. Additionally, since the market for V-Form skates is new and evolving, it is difficult to predict the future growth rate, if any, and size of this market. There can be no assurance that the market for V-Form skates will develop further or that the Company's product will be accepted by additional consumers in substantial numbers.

     THE COMPANY HAS INITIATED VARIOUS LAWSUITS AND THE COST OF MAINTAINING SUCH LAWSUITS MAY HAVE A NEGATIVE IMPACT ON THE COMPANY'S AVAILABLE WORKING CAPITAL. The Company is currently prosecuting several patent lawsuits to protect what it considers to be its valuable intellectual portfolio from infringement. Due to the high cost of litigation, it is possible that the Company may incur significant costs related to such actions that cause a drain on the Company's available working capital. If this occurs, the Company may need to raise additional capital to support its efforts in this regard. While management is optimistic that it will be able to raise these funds, there can be no assurances that these efforts will be successful.

     ADVERSE ECONOMIC CONDITIONS COULD HAVE A NEGATIVE IMPACT ON THE COMPANY'S PROJECTED BUSINESS. In a recession, consumers are less inclined to make certain types of expenditures. While management believes that a severe and prolonged economic downturn to be highly unlikely, any substantial business downturn could jeopardize the profitability and continued operation of the Company.

     ADDITIONAL FINANCINGS MAY BE REQUIRED. The Company's success may be dependent upon its ability to raise additional capital. Management estimates that it may be necessary for the Company to raise approximately $5 million for immediate operations and up to $20 million in order to launch an ambitious marketing program, further invest in technological development, research and development and for working capital. The Company is in discussions with investment bankers and others to provide or assist in providing this financing. However, as of the date of this Amendment, the Company does not have any written commitments for any of this financing, and no assurance can be given that the Company will obtain any additional financing. Unless the Company begins to generate profits from operations in the near future, of which there can be no assurance, the failure to infuse additional capital into the Company may force management to curtail marketing expenditures and product introductions, which may affect the Company's ability to fully implement its business plan described herein.

     ISSUANCE OF FUTURE SHARES MAY DILUTE INVESTORS SHARE VALUE. The Company's Articles of Incorporation, as amended, authorizes the issuance of 45,000,000 Common Shares, no par value per share, and 7,500,000 Preferred Shares, no par value per share. As of the date of this Amendment, there are 15,947,107 shares of Common Stock issued and outstanding, an aggregate of 997,043 shares of Preferred Shares issued and outstanding, including 500,000 Series A Convertible Preferred Shares, 102,390 Series B Convertible Preferred Shares, 364,152 Series C Convertible Preferred Shares and 30,501 Series D Convertible Preferred Shares and an aggregate of 3,957,790 shares of the Company's Common Stock reserved for issuance pursuant to outstanding warrants. In addition, an aggregate of 997,043 shares of Preferred Stock may be converted into a like number of shares of common stock. The future issuance of all or part of the remaining authorized Common Stock may result in substantial dilution in the percentage of Common Stock held by the Company's then existing shareholders. It is also probable that applicable resolutions to increase the number of shares of Common Stock authorized for issuance will be presented to the Company's shareholders in the near future. Moreover, any Common Stock issued in the future may be valued on an arbitrary basis by the Company's Board of Directors, but in no event at a price less than $3.00. The issuance of shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors, and might have an adverse effect on the Company's trading market, if such a market develops in the future, of which there can be no assurance.

     THE COMPANY IS DEPENDENT UPON CONTRACT MANUFACTURING AND THERE IS A LIMITED SOURCE OF SUPPLIERS OF RAW MATERIALS. The Company may in the future experience problems with its various component suppliers, such as inferior quality, insufficient quantities and late delivery. There can be no assurance that such problems will not generate material liabilities for the Company or adversely impact the Company's relations with its customers in the future. In addition, the Company may experience pricing pressure from its contract manufacturers. There can be no assurance that the Company will be able to manage its contract manufacturers effectively or that these manufacturers will meet the Company's future requirements for timely delivery of products of sufficient quality and quantity. In order to meet demand for its products, the Company will have to coordinate its efforts with those of its suppliers and contract manufacturers. The inability of the Company's contract manufacturers to provide adequate supplies of high-quality products or the loss of any of the Company's contract manufacturers could cause a delay in the Company's ability to fulfill orders while the Company identifies a replacement manufacturer and could have a material adverse affect upon the Company's business, operating results and financial condition.

     THE COMPANY'S SUCCESS IS DEPENDENT UPON THE MANAGEMENT OF GROWTH. The Company's proposed expansion into new markets will expose it to increased competition, greater overhead, marketing and support costs and other risks associated with entry into new markets and solicitation of new customers. The Company faces all risks which are associated with any growing business, such as under- capitalization, cash flow problems, and personnel, financial and resource limitations, as well as special risks associated with its proposed operations. To manage growth effectively, management will need to continue to improve and expand operational, financial and management information systems and to expand, train, motivate and manage employees. Should the Company be unable to manage growth effectively, its results of operations could be adversely affected.

     THE COMPANY HAS NOT PAID DIVIDENDS ON ITS COMMON STOCK AND DOES NOT ANTICIPATE THE PAYMENT OF DIVIDENDS IN THE FUTURE. No dividends have been paid on the Company's shares of Common Stock and management does not anticipate the payment of cash dividends in the foreseeable future. If operations become profitable, it is anticipated that, for the foreseeable future, any income received therefrom would be devoted to future operations and that cash dividends would not be paid to shareholders.

     THE COMPANY IS SUBJECT TO SIGNIFICANT COMPETITION. The Company is and will continue to be an insignificant participant in its business. A large number of established and well-financed entities are active in the Company's industry. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in expanding its business.

     THE SUCCESS OF THE COMPANY'S OPERATIONS IS DEPENDENT UPON MANAGEMENT. The success of the Company is dependent upon the efforts and abilities of its Chief Executive Officer, Richard Stelnick. The Company has also relied heavily on the services of Robert Miragliotta, Chief Financial Officer of the Company, and Theodore Ellenis, Executive Vice-President of the Company. The loss of the services of Messrs. Stelnick, Miragliotta or Ellenis would likely have a material adverse affect on the Company's operations, at least in the short term.

     As of the date of this Amendment, the Company has obtained life insurance policies in the amount of $250,000 per person for all members of management, with the Company as beneficiary. However, there are no assurances that, even with such insurance in place, any damages incurred by the Company due to loss of the services of any of these persons will be sufficient to mitigate any damages to the Company.

     The Company believes that it will be necessary to increase its permanent sales, marketing product design and administrative staff in order to implement its business plan. Although the Company believes that necessary additional personnel to staff the Company are available, there can be no assurance that the Company will be successful in assembling an effective staff in a timely manner, particularly as the Company faces considerable competition from other companies for such personnel. There can be no assurance that the Company will be able to attract and retain additional qualified personnel, and any inability to do so could have a material adverse affect on the Company.

     THE COMPANY'S BUSINESS IS SUBJECT TO SEASONAL MARKETS. The Company's business is largely dependent upon the sports entertainment industry, which is highly cyclical and dependent upon consumer spending. Economic factors adversely affecting the sports entertainment business sectors and consumer spending could adversely impact the Company. Increased revenues and operating income are generally experienced during the second and fourth calendar quarters as a result of the sporting goods industry's selling season, the peak sales and production period of the year. Decreased revenues and operating income are generally experienced during January, February, July and August of each year as a result of retailer inventory surges and trade show participation, as well as changeover in product lines for the new model year. The Company's historical results of operations may not reflect cyclical or seasonal fluctuations in revenues and operating income it may face in the future because the Company's growth trend through successive periods has masked the effect of any such fluctuations.

     THERE IS A RISK THAT THE COMPANY WILL NOT BE ABLE TO PREVENT MISAPPROPRIATION OF ITS INTELLECTUAL PROPERTY OR TECHNOLOGIES. The Company actively seeks to protect from infringement the patents held and licensed by it. However, there can be no assurance that steps taken by the Company to protect its intellectual property will be adequate to prevent misappropriation of its technology or that the Company's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technology. In the event that protective measures are not successful, the Company's business, operating results and financial condition could be materially and adversely affected. In addition, the Company's growth strategy includes a plan to enter the international market and the laws of some foreign countries do not protect the Company's proprietary rights to the same extent as do the laws of the United States. See "Litigation," above.

     The Company is also subject to the risk of adverse claims and litigation alleging infringement of intellectual property rights of others. Although the Company believes that its technology does not infringe on the proprietary rights of others and has not received any notice of claimed infringements, there can be no assurance that third parties will not assert infringement claims against the Company in the future based on patents or trade secrets or that any such claims if made would not be successful. The Company could incur substantial costs in defending itself and its customers against any such claims, regardless of the merits of such claims. Parties making such claims may be able to obtain injunctive or other equitable relief, which could effectively block the Company's ability to sell its products in the United States and abroad, and could result in an award of substantial damages. In the event of a successful claim of infringement, the Company and its customers and end-users may be required to obtain one or more licenses from third parties. There can be no assurance that the Company or its customers could obtain necessary licenses from third parties at a reasonable cost or at all. The defense of any lawsuit could result in time-consuming and expensive litigation, damages, license fees, royalty payments and restrictions on the Company's ability to sell its products, any of which could have a material adverse affect on the Company's business, financial condition and results of operations.

     THE COMPANY IS DEPENDENT UPON CONTRACT MANUFACTURING AND THERE IS A LIMITED SOURCE OF SUPPLIERS OF RAW MATERIALS. The Company may in the future experience problems with its various component suppliers, such as inferior quality, insufficient quantities and late delivery. There can be no assurance that such problems will not generate material liabilities for the Company or adversely impact the Company's relations with its customers in the future. In addition, the Company may experience pricing pressure from its contract manufacturers. There can be no assurance that the Company will be able to manage its contract manufacturers effectively or that these manufacturers will meet the Company's future requirements for timely delivery of products of sufficient quality and quantity. In order to meet demand for its products, the Company will have to coordinate its efforts with those of its suppliers and contract manufacturers. The inability of the Company's contract manufacturers to provide adequate supplies of high-quality products or the loss of any of the Company's contract manufacturers could cause a delay in the Company's ability to fulfill orders while the Company identifies a replacement manufacturer and could have a material adverse affect upon the Company's business, operating results and financial condition.

     THE COMPANY MAY BE SUBJECT TO POTENTIAL PRODUCT LIABILITY CLAIMS INVOLVING PERSONAL INJURIES ALLEGEDLY RELATED TO V-FORM SKATES AND ITS INSURANCE COVERAGE MAY BE INSUFFICIENT. The Company currently carries an occurrence-based product liability insurance policy. The Company believes that its insurance has been and continues to be adequate to cover product liability claims. Nevertheless, any future claims are subject to the uncertainties related to litigation, and the ultimate outcome of such proceedings or claims cannot be predicted. Due to the uncertainty with respect to the nature and extent of manufacturers' and distributors' liability for personal injuries, there is no assurance that the Company's product liability insurance will be adequate to cover such claims. Further, there can be no assurance that insurance will remain available or, if available, that it will not be prohibitively expensive. Although the Company believes it has adequate insurance coverage against hazards and risks that are typical in the business conducted by it and that such coverage is in reasonable amounts, there can be no assurance that due to certain unforeseen circumstances such insurance will be adequate in every instance. In addition, certain hazards and risks may be specifically excluded from coverage under the policies maintained by the Company or otherwise may be unavailable to the Company or other companies within the industry. The loss of insurance coverage or claims exceeding that coverage or uninsured risks or hazards could have a material adverse affect on the Company's business, results of operations and financial condition.

     AS IS CUSTOMARY IN THE INDUSTRY, THE COMPANY DOES NOT HAVE LONG-TERM CONTRACTS WITH ANY OF ITS CUSTOMERS. While management expects the Company's customer base to expand in the future, a limited number of large orders from a small number of customers may continue to account for a significant portion of the Company's sales during any given period for the foreseeable future. The loss of, or a reduction in business from, any of its major customers could have a material adverse affect on the Company's results of operations.

     CERTAIN OF THE COMPANY'S PRODUCTS MAY BE SUBJECT TO REGULATION BY THE FEDERAL CONSUMER PRODUCTS SAFETY COMMISSION AND MAY BE SUBJECT TO RECALL. The Federal Consumer Products Safety Commission (the "CPSC") may have the authority to recall some of the Company's products. In addition, the Company may be required to change or modify its current or future products in order to comply with CPSC's rules or other rules and regulations related to the safety of its products or any future rules or regulations. In the event the Company is required to modify or change its products, it may incur substantial additional costs related to design and manufacture and may incur significant down-time in being able to produce inventory for sale, all of which could have a material adverse affect upon the Company. Although the Company is not aware of any current proceeding by the CPSC that would result in the recall of the Company's product, any recall of the Company's products could result in significant expense to the Company. There can be no assurance that the Company will have the necessary funds available to it to conduct any recall or that, if conducted, it will have funds available to continue its operations.

     THERE IS NO TRADING MARKET FOR THE COMPANY'S SECURITIES. As of the date of this Amendment, there is no public market for the Company's securities. The Company has filed an application to list the Company's Common Stock for trading on the OTC Bulletin Board operated by the National Association of Securities Dealers, Inc. However, there can be no assurance that the Company's Common Stock will be approved for listing on the OTC Bulletin Board, nor can there be any assurance that any market will develop for the Company's securities in the future or, if developed, that it will continue. In the absence of a public trading market, the Company's current shareholders will have difficulty liquidating their respective holdings in the Company.

     Management's objective is to obtain a listing for the Company's common stock on a national exchange at some time in the future. However, as of the date of this Amendment, the Company does not have the financial resources necessary to qualify to have its common stock listed on any national exchange and may never have sufficient resources to do so in the future. Failure of the Company to qualify for listing its common stock on a national exchange will also have a negative impact on the ability of the Company's shareholders to liquidate their respective holdings in the Company.

     THE COMPANY'S COMMON STOCK, IF APPROVED FOR TRADING, MAY BE CLASSIFIED AS A "PENNY STOCK" AND THERE ARE POTENTIAL ADVERSE EFFECTS IF THE COMPANY'S COMMON STOCK IS CLASSIFIED AS A "PENNY STOCK." The Securities and Exchange Commission has adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     The foregoing required penny stock restrictions will not apply to the Company's securities in the event such securities are approved for listing on a national stock exchanges and have certain price and volume information provided on a current and continuing basis. There can be no assurances that the Company's securities will qualify for exemption from these restrictions if a market ever develops for the Company's securities. If such a market does develop and the Company's securities were subject to the rules on penny stocks, the market liquidity for the Company's securities could be severely adversely affected.

     THERE MAY BE A POTENTIAL FOR DILUTIVE EFFECT IF OUTSTANDING WARRANTS ARE EXERCISED. As of the date of this Amendment, the Company has outstanding warrants to purchase approximately 3,957,790 shares of Common Stock at prices ranging from $.10 to $6.00 per share. To the extent that outstanding warrants are exercised, dilution of the holders of the Common Stock will occur and sales of the Company's Common Stock underlying these warrants may adversely affect the Company's ability to raise additional capital. Exercise of these outstanding warrants could also adversely affect the then prevailing market prices for the Common Stock, if such a market develops, of which there can be no assurance.

     THE DETERMINATION OF OPTION AND WARRANT EXERCISE PRICES HAVE BEEN ARBITRARILY ESTABLISHED. The exercise prices of the Company's outstanding options and warrants have been arbitrarily determined by the Company and do not necessarily bear a relationship to the assets, book value, net worth, or earnings of the Company, or other established criteria of value. There is currently no market for the Company's securities and there are no assurances that a market will develop for the Company's securities in the future.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

     V-Formation, Inc. is a multi-faceted, innovative, sports technologies company that has made significant advances in the development and marketing of the first major evolution in inline skates. The Company's objective is to become the premier sports and related technologies firm in the sports product and entertainment industry. It manufactures and sells patented V- configuration roller skates, as well as "cutting edge" extreme sports apparel under the Nexed brand name, to sporting goods retailers located throughout the United States and Canada.

     V-Formation was formed in January 1995 to engage in marketing a line of high quality sporting goods focusing primarily on an innovative inline skate under the trademark "V-Formation." The V- Formation skate differs from traditional inline skates by offering the consumer a skate that utilizes V-Form technology instead of the straight-line wheel design of traditional inline skates, resulting in enhanced performance. Since its incorporation, the Company's efforts have been focused primarily on designing, engineering and developing its patented V-Formation product line of inline skates and other V-Form technology. During the years ended December 31, 1999 and 2000, the Company had revenues of approximately $761,000 and $1,273,000 respectively. Substantially all revenue was derived from sales of its in-line skates employing the V-Formation technology along with its Nexed line of hockey pants introduced in March of 2000.

     The Company's V-line skates differ from traditional inline skates in appearance and in performance. The Company believes that its proprietary V-Formation skating system is the first major product innovation in inline skating since the introduction of the original Rollerblade(R) inline skates in the 1980's. The Company has a U.S. patent for their new skate chassis that displaces wheels at alternating sixteen-degree angles. The Company believes that the angled wheels allow the skates better wheel and bearing usage duration since the stress tolerance and heat transfer rates on the wheels and bearings are properly displaced. The Company also believes that the design allows the skater to maneuver, stop and emulate ice skating in a fashion creating a Virtual IceTM sensation. Because of these characteristics, the Company believes that its V-FormationTM skates enhance the experience of inline skating while providing a more stable, body-friendly platform which will appeal to all skaters from beginner to advanced. The Company believes these product features provide V-Formation with a skate superior to any other product commercially available and should eventually provide the Company with a competitive advantage in the inline skate market.

Results of Operations

     Comparison of Results of Operations for the Years Ended December 31, 2000 and 1999

     Gross revenue for the twelve months ended December 31, 2000, were $1,273,000 versus $761,000 for the same twelve months in 1999. For the year ended December 2000, skate sales represented approximately 52% of gross revenue, while the sale of hockey pants comprised an additional 32%. Further, of the five skate models sold, the Fluid model accounted for more than one half of all skate sales.

     Cost of sales for the twelve months ended December 31, 2000, was $1,218,324 versus $756,139 for the same twelve-month period in 1999. This was due primarily to the increase in revenues described in the paragraph above along with the implementation of heavy discount programs.

     Operating expenses were $9,421,384 for the twelve months ended December 31, 2000, compared to $4,561,581 for the similar period in 1999, an increase of $4,859,803. This increase was due principally to a one time charge of $4,410,000 we incurred by the issuance of 735,000 shares of common stock. This charge arose out of the settlement of claims against the Company relating to a 1996 transaction in which the plaintiffs acted as brokers by introducing various parties that subsequently invested equity capital into the company. The plaintiffs asserted that they were entitled to a finder's fee for having made certain introductions.

     Research and development costs during the year ended December 31, 2000, were $275,684 as compared to $223,465 for the prior period, an increase of $52,219. The increase was due primarily to travel expenses related to the production and development of samples of the new pant line introduced in March of 2000 as described earlier.

     During the year 2000, depreciation and amortization expense increased by $13,920 from $118,242 to $132,162. This increase is primarily due to the amortization and depreciation associated with patents, trademarks and equipment.

     Also, during the year 2000, the Company incurred a one-time charge of $106,142 for the write-off of molds used in the skate manufacturing process. The write-off was comprised of old molds or those used in the manufacture of models that have been discontinued.

     Interest and other, which principally consists of interest expense net of interest income, decreased from $143,310 in the year ended December 31, 1999, to $102,214 for the twelve months of 2000, a decrease of $41,096. This decrease was due to lower debt balances on which interest was calculated.

     As a result, the Company generated a net loss of $(9,439,239) for the year ended December 31 2000 ($1.24 per share) compared to a net loss of $(4,670,497) for the year ended December 31, 1999 ($.72 per share).

Liquidity and Capital Resources

     At December 31, 2000, we had certain outstanding notes payable, including notes payable in the original principal balances of $1,156,000, payable in 18 equal quarterly installments of $77,153, including interest at 8%, which commenced April 1, 1998 and is due July 1, 2002. As of December 31, 2000, the outstanding balance was $432,167. These notes are collateralized by consent judgments in favor of the creditors and are personally guaranteed by certain of our officers. These agreements also contain certain covenants that restrict officers' compensation, the making of loans and prohibit the declaration or payment of cash dividends during the term of the notes.

     In addition, we have an outstanding note payable which had a principal balance of $175,000 at December 31, 2000. This note is unsecured, payable in five annual installments of $35,000 without interest, which payments commenced March 15, 2001. The unpaid balance of the note is payable in full in the event of a sale or merger of our company, or in the event we receive net funding of $1.5 million or more from an equity offering.

     As of the date of this Report, we do not believe that we will require any additional capital infusion to our core business because of the $1.25 million line of credit discussed above herein. See "Trends," below. However, in the event we elect to engage in any extraordinary activity, including any acquisitions, or any unforeseen events occur, we may need to raise capital. As of the date of this Report, there are no extraordinary activities or definitive acquisitions anticipated.

     Net cash used in operating activities during the twelve-month period ended December 31, 2000, was $3,522,606 as compared to $3,593,815 during the same period in 1999. Although net losses for the twelve months period ended December 31, 2000, were significantly higher than the prior year, lower expenditures were incurred during 2000 for operating assets and liabilities, primarily repayment of lower levels of accounts payable and accrued expenses.

     Net cash used for investing activities during the twelve months ended December 31, 2000, was $218,798 as compared to an overall increase of $143,588 during the same period in 1999. Of the total provided in 1999, $339,692 pertained to the sale of marketable securities and the balance was activities related to capital expenditures for equipment, patents and trademarks. All of the $218,798 used in 2000 was for capital expenditures for equipment, patents and trademarks.

     Net cash provided by financing activities totaled $4,290,569 for the twelve-month period ended December 31, 2000, versus $3,575,470 for the same period in 1999. The cash was provided primarily by the sale of stock for both years.

     The Company follows the customary practice in the sporting goods industry of offering extended payment terms to credit-worthy customers on qualified orders. The Company's working capital requirements generally peak in the third and fourth quarters as it builds inventory and makes shipments under these extended payment terms, resulting in accounts receivable.

Trends

     The Company's strategy is to direct its current efforts to increase sales and market penetration. While no assurances can be provided, management believes that the Company's core business, the wholesale distribution and marketing of "Nexed" branded roller skates, apparel and accessories, will substantially grow over the next 12 months. In support of this contention, the Sporting Goods Manufacturing Association activity report dated April 30, 2001, cites the sport of inline skating as the "third most popular sport for youth, based on frequent participation" for ages 6-17. The Company remains confident that this growth trend will continue to grow in a proportional manner. Therefore, the Company believes that it will be profitable by the third quarter of 2002, without taking into account the potential inflow of revenue from the outstanding patent infringement lawsuits described above under "Litigation." There can be no assurances that these matters will result in a favorable outcome for us.

     In  addition,   in  prior  reports  the  Company  had  disclosed   possible
diversification into other industries. Management did explore various opportunities which had presented themselves and thereafter, decided to devote the Company's existing resources to its core business of sporting good distribution.

     Management estimates that it may be necessary for the Company to raise approximately $5 million for immediate operations and up to $20 million in order to launch an ambitious marketing program, further invest in technological development, research and development and for working capital. The Company is in discussions with investment bankers and others to provide or assist in providing this financing. However, as of the date of this Amendment, the Company does not have any written commitments for any of this financing, and no assurance can be given that the Company will obtain any additional financing. Unless the Company begins to generate profits from operations in the near future, of which there can be no assurance, the failure to infuse additional capital into the Company may force management to curtail marketing expenditures and product introductions, which may affect the Company's ability to fully implement its business plan described herein.

Inflation

     Although the Company's operations are influenced by general economic conditions, management does not believe that inflation had a material effect on the Company's results of operations during the fiscal year ended December 31, 2000, or subsequent thereto through the date of this Amendment.

Description of Securities

     The Company is authorized to issue 45,000,000 shares of common stock, no par value, and 7,500,000 shares of preferred stock, no par value. The Company currently has 15,947,107 common shares issued and outstanding and 997,043 shares of preferred stock issued and outstanding, divided into four series. All stock of the Company, whether common or preferred, is issued only upon the receipt of the full consideration fixed for the issuance of such stock. Such stock once issued, has been fully paid and is nonassessable.

Common Stock
------------

     All shares of the Company's shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. These shares of common stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully-paid and nonassessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of issued and outstanding shares of common stock represented at any meeting at which a quorum is present will be able to elect the Company's entire Board of Directors if they so choose and, in such event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event of liquidation, each shareholder is entitled to receive a proportionate share of the Company's assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of the Company's common stock issued and outstanding are fully-paid and nonassessable. Holders of the Company's common stock are entitled to share pro rata in dividends and distributions with respect to the common stock, as may be declared by the Company's Board of Directors out of funds legally available therefor.

Preferred Stock
---------------

     The Company is authorized to issue 7,500,000 shares of Preferred Stock from time to time in one or more series, in all cases ranking senior to the Common Stock with respect to payment of dividends and in the event of the liquidation, dissolution or winding-up of the Company. The rights and terms relating to any new series of Preferred Stock could adversely affect the voting power or other rights of the holder of the Common Stock or could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. As of the date of this Amendment, the Company has shares of Series A. B, C and D Preferred Shares issued and outstanding.

     The Series A 6% Cumulative Convertible Preferred Stock pays cumulative annual dividends (if and when declared by the board) of $.06 per share, is redeemable by the holder at $1 per share plus all unpaid dividends, after 18 months from the date of issuance, and is convertible into common stock on a share-for-share basis. Series A shares are non-voting, unless two or more quarterly dividends (whether or not declared) are unpaid, in which case the Series A Preferred stockholders, voting as a class, have the right to appoint two directors. As of the date of this Amendment, there are 500,000 shares of Series A Preferred Stock outstanding.

     The Series B 8% Cumulative Convertible Preferred Stock pays annual dividends of 8% of the original series issue price (commencing November 1, 1997) and is cumulative. The stock may not be redeemed, but is convertible into common stock. The number of shares issuable upon conversion is determined by dividing the original issue price plus unpaid dividends plus the forced conversion premium (18% of original issue price, if applicable) by the conversion price at the time in effect. The Company may force the conversion of the stock on the consummation of the sale of the Company's common stock in a bona fide underwriting commitment pursuant to a registration statement under the Securities Act of 1933, as amended, which results in aggregate cash proceeds in excess of $10 million, and the public offering price is not less than $5 per share. As of the date of this Amendment, there are 102,390 shares of the Series B Preferred Stock outstanding.

     In the event of any liquidation, dissolution or winding up of the Company, the Series A preferred stockholders are entitled to receive $.06 per share, and the Series B preferred stockholders $2.93 per share, together with all unpaid dividends on these shares, in preference to dividends on the other preferred stock series.

     The Series C Convertible Preferred Stock has an 8% cumulative dividend payable in either cash or stock, at the discretion of the Company. Because the Company failed to register the shares of common stock underlying the conversion privilege within one year from the date of issuance (June 1999 through February
2000) the Company is now required to pay 8% dividends per annum, payable quarterly, which obligation commenced in November 2000. The Series C Preferred Stock is also convertible into common stock on a share- for-share basis with a conversion premium of not less than 16% ($0.96 per share) of the original $6 per share purchase price of the Series C Preferred Stock. The Series C Preferred Stock has no voting rights. Shareholders have piggyback and demand registration rights. As of the date of this Amendment, there are 364,152 shares of Series C Preferred Stock outstanding.

     The Series D Preferred Stock has an 8% cumulative dividend payable after the first year in either cash or stock, at the discretion of the Company. The Series D Preferred Stock is convertible into common stock on a share-for-share basis with a conversion premium of not less than 132% ($3.96 per share) of the original $3 per share purchase price of the Series D Preferred Stock. The Series D Preferred Stock has no voting rights. Shareholders have piggyback and demand registration rights. As of the date of this Amendment, there are 30,501 shares of Series D Preferred Stock outstanding.

     There were no dividends paid to holders of the Company's Series A, B, C or D preferred stock during 2001. The Board of Directors intends to declare and pay dividends in arrears on all series of preferred stock for the year ended December 31, 2001, in the aggregate amount of $195,174 in February 2002. Such dividends will be paid through the issuance of an aggregate of 65,058 shares of the Company's common stock.

     The rights and terms relating to any new series of Preferred Stock could adversely affect the voting power or other rights of the holder of the Common Stock or could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Dividends payable on the preferred stock must be paid or set apart for payment before any dividends may be declared and paid on the common stock with respect to the same time period. The Company's Board of Directors does not plan to issue any additional shares of preferred stock in the foreseeable future, unless the issuance thereof shall be in the best interests of the Company.

Recent Sales of Securities

     In January through June 1999, the Company commenced a private offering of its common stock at an offering price of $6.00 per share. In this offering, the Company sold an aggregate of 242,883 shares of its common stock to 56 persons, including 42 "accredited investors," as that term is defined under the Securities Act of 1933, as amended, and received gross proceeds of $1,427,282 therefrom.

     The Company relied upon the exemption from registration provided by Section 4/2 and/or Regulation D promulgated under the Securities Act of 1933, as amended, to issue these shares. Management of the Company had a previously established business or personal relationship with each investor in this offering. During 1999, the Company issued 21,500 shares of its common stock to five persons or entities, as a dividend applicable to either the Series A or B Preferred Stock issued in prior years.

     Also in 1999, the Company issued an aggregate of 29,849 shares of its common stock to nine employees and consultants in consideration for services. During the third quarter of 1999, the Company issued 4,000 shares of common stock in favor of Todd Trickle, as part of the consideration for the acquisition of the Nexed brand. In each instance, the shares issued were valued at $6.00 per share. In each of the aforesaid matters, the Company relied upon the exemption from registration provided by Section 4/2 promulgated under the Securities Act of 1933, as amended, to issue these shares.

     During the fiscal year ended December 31, 1999, two persons exercised warrants to purchase 251,000 shares of the Company's common stock, which warrants had previously been issued. The Company received an aggregate of $26,000 from these warrant exercises.

     In the second half of 1999, Company commenced a private placement in which it issued 541,258 Units at a price of $6.00 per Unit for aggregate proceeds of $3,181,366, each Unit consisting of one share of Series C 8% Cumulative Preferred Stock and two detachable Preferred Series C Warrants exercisable for a period of three years. Of the number of Units sold, 5,684 were issued in exchange for services, rather than for cash. The Company also issued 81,500 of these Units to seven charities. The Company did not receive any consideration for these issuances. Each Warrant entitles the holder to purchase one share of Series C Preferred Stock for $6 per share for a period of three years. The Series C Preferred Stock has an 8% cumulative dividend payable in either cash or stock, at the discretion of the Company, except that, if the Company fails to register common stock within one year from the date of issuance, the Company is required to pay 8% dividends per annum, payable quarterly commencing November 2000. The Series C Preferred Stock is also convertible into common stock on a share- for-share basis with a conversion premium of not less than 16% ($0.96 per share) of the original $6 per share purchase price of the Series C Preferred Stock. The Series C Preferred Stock has no voting rights and does have piggyback and demand registration rights.

     The Company relied upon the exemption from registration provided by Section 4/2 and/or Regulation D promulgated under the Securities Act of 1933, as amended, to issue these shares. Management of the Company had a previously established business or personal relationship with each investor in this offering.

     During February 2000, the Company completed a private placement in which it sold 83,333 Units, each unit consisting of three shares of Series D 8% Cumulative Convertible Preferred Stock and three detachable Preferred Series D Warrants. These Units were offered at a price of $9.00 per Unit. Proceeds from this offering totaled approximately $750,000. The exercise price for each Preferred Series D Warrant was equal to 50% of the original purchase price of the Preferred Series D Unit ($4.50). Upon exercise, each warrant entitled the holder to receive one share of the Company's Series D Preferred Stock, which may be converted into common stock on a share-for-share basis with a conversion premium of not more than 55% ($2.47) of the original purchase price of the Preferred Series D Warrant. The Preferred Series D Warrants expired in December 2000. All of the persons who subscribed were "accredited investors," as that term is defined under the Securities Act of 1933, as amended. The Company relied upon the exemption from registration provided by Regulation D promulgated under the Securities Act of 1933, as amended, to issue these shares. Management of the Company had a previously established business or personal relationship with each investor in this offering.

     Also during 2000, the Company issued an aggregate of 103,815 shares of its common stock to fourteen (14) different employees and consultants in exchange for services and also issued 735,000 shares of its common stock as part of the terms of settlement of outstanding litigation. In addition, the Company issued 278,594 shares of its common stock in favor of Nicholas Veenstra and 5,500 shares to Roger Vogel, directors of the Company, in consideration for services. In each instance, the shares issued were valued at $3.00 per share. In each of the aforesaid matters, the Company relied upon the exemption from registration provided by Section 4/2 promulgated under the Securities Act of 1933, as amended, to issue these shares.

     In October 2000, pursuant to a resolution of the board of directors, the Company instituted a warrant exercise incentive program, which provided all holders of common stock warrants and substantially all holder of Series C and D warrants with the opportunity to exercise their warrants to purchase common shares at the lesser of the original exercise price, or $3 per share. The revised terms were available for all eligible warrants that were exercised by December 31, 2000 and paid by March 31, 2001. This opportunity was subsequently extended until March 31, 2001. Under the terms offered, any warrant holders that partially exercised their warrants forfeited all unexercised warrants. Any warrant holders that did not exercise their warrants by the specified date kept their warrant at the original issuance terms. As a result, holders of an aggregate of 2,069,420 outstanding warrants did exercise their warrants and the Company received total proceeds of $6,114,908 therefrom.

     During 2000, the Company issued 8,999 shares of its common stock to five persons or entities, as a dividend applicable to either the Series A or B Preferred Stock issued in prior years.

     Finally, during 2000, the Company sold an aggregate of 34,618 shares of its common stock and receive aggregate proceeds of $122,400 therefrom ($3.54 per share) to a total of eight persons, five of whom were "accredited investors." The Company relied upon the exemption from registration provided by Section 4/2 and/or Regulation D as promulgated under the Securities Act of 1933, as amended, to issue these shares.

     In March 2001, pursuant to the Merger Agreement between Buckeye and the Company, the Company issued an aggregate of 478,082 shares of common stock to the Buckeye shareholders. The Company relied upon the exemption from registration provided by Section 4/2 promulgated under the Securities Act of 1933, as amended, to issue these shares.

     From March through September 2001, the Company sold 345,165 shares of its common stock to 14 persons, at a sale price of $3.00 per share, for total proceeds of $1,035,495. The Company relied upon the exemption from registration provided by Section 4/2 and/or Regulation D promulgated under the Securities Act of 1933, as amended, to issue these shares. Management of the Company had a pre-existing business and/or personal relationship with each of these investors prior to their investment.

     In addition, in March 2001, various members of management exercised outstanding warrants previously issued to them, including an aggregate of 3,712,966 warrants including Messrs. Joseph Colonese, the Company's President (1,015,000 shares), Theodore Ellenis, the Company's Executive Vice President (329,633 shares), Robert Miragliotta, the Company's Chief Financial Officer (1,015,000 shares) and Richard Stelnick, the Company's Chief Executive Officer (1,353,333 shares). The exercise price of these warrants were $.10 per share. The exercise price relating to these warrants were paid for by the surrender of 128,033 mature shares outstanding which were held by the respective members of management.

     The Company issued an aggregate of 330,394 to four persons or entities during 2001, in exchange for consulting services.

     During 2001, investors other than directors of the Company exercised 611,207 common stock warrants at $3.00 per share, raising proceeds of $739,564, net of $1,094,057 of subscriptions receivable.

     Finally, during 2001, shareholders converted 81,286 shares of Series C preferred stock to 81,286 shares of common stock. In connection therewith, the Company received $78,035 in conversion premiums.

Indemnification of Officers and Directors

     The Company's Articles of Incorporation and Bylaws provide for indemnification of directors and officers. The Company believes such indemnification will assist the Company in continuing to attract and retain talented directors and officers in light of the risk of litigation directed against directors and officers of publicly held corporations. The Company's Articles of Incorporation and Bylaws provide that the Company shall indemnify each person who may serve or who has served at any time as a director or officer, or who at the request of the Board of Directors of the Company may serve or at any time has served as director or officer of another corporation or enterprise, and such person's respective heirs, administrators, successors and assigns, against any and all expenses, including judgments, attorney's fees and amounts paid in settlement (before and after suit is commenced), actually and necessarily incurred by such person in connection with the defense or settlement of any claim, action, suit or proceeding in which such person is made a party, or are a party, or which may be asserted against them by reason of being or having been a director or officer of the Company or any such other corporation or enterprise, if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was not unlawful. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders or otherwise.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 5.  OTHER EVENTS

     SUCCESSOR ISSUER ELECTION.

     Upon effectiveness of the merger, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, V-Formation became the successor issuer to Buckeye for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective as of the date of this report.

ITEM 7. FINANCIAL STATEMENTS

     The Company's audited financial statements for the fiscal years ended December 31, 1999 and 2000, are included herewith.

                                V-FORMATION, INC.
                                AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



                                                                        Page
                                                                        ----

Independent Auditors' Report                                            F-2

Consolidated balance sheets as
     of December 31, 2000 and 1999                                      F-3

Consolidated statements of operations
     for the years ended December 31, 2000 and 1999                     F-4

Consolidated statements of stockholders' equity for
    the years ended December 31, 2000 and 1999                        F-5-F-6

Consolidated statements of cash flows for the years
     ended December 31, 2000 and 1999                                    F-7

Notes to consolidated financial statements                            F-8-F-26

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
V-Formation, Inc. and subsidiaries
Iselin, New Jersey


We have audited the accompanying consolidated balance sheets of V-Formation, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations and stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of V-Formation, Inc. and subsidiaries as of December 31, 2000 and 1999, and the results of its consolidated operations and its consolidated cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 11 to the consolidated financial statements, the Company has changed the accounting for its Series A preferred stock. Also disclosed in
Note 11, the Company has also corrected its accounting for certain stock issued for services. Accordingly, the accompanying consolidated financial statements for the years ended December 31, 2000, and 1999 have been restated.


                                                      HORTON & COMPANY, LLC



Wayne, New Jersey
April 17, 2001, except for the fourth paragraph above and Note 11, as to which the date is January 25, 2002


                                V-FORMATION, INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                December 31,
                                                         --------------------------
                                                             2000           1999
                                                         ------------  ------------
Current assets:
   Cash                                                  $    709,351  $    160,186
   Accounts receivable, net of allowance for doubtful
      accounts of $21,000 in 2000 and 1999                    173,349       117,362
   Inventories                                                366,253       342,949
   Prepaid expenses and other current assets                   44,757        77,916
                                                         ------------  ------------

               Total current assets                         1,293,710       698,413

Property and equipment, net                                   334,339       365,983

Patents and trademarks, net of accumulated amortization
   of $115,939 in 2000, $78,993 in 1999                       521,119       500,870

Security deposits                                              37,437        48,487
                                                         ------------  ------------

                                                         $  2,186,605  $  1,613,753
                                                         ============  ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                 December 31,
                                                         --------------------------
                                                              2000          1999
                                                         ------------  ------------
Current liabilities:
   Current maturities of long-term debt                  $    334,227  $    294,798
   Accounts payable and accrued expenses                      510,096       482,799
                                                         ------------  ------------

               Total current liabilities                      844,323       777,597
                                                         ------------  ------------

Long-term debt, net of current maturities                     290,607       449,834
                                                         ------------  ------------

Mandatorily redeemable, Series A convertible
    preferred stock no par value, 500,000 shares
    authorized 500,000 shares issued and
    outstanding in 2000 and 1999
    Aggregate liquidation preference of $30,000
    in 2000 and 1999                                          500,000       500,000
                                                         ------------  ------------

Stockholders' equity (deficit):
   Preferred stock - no par value, 7,000,000
      shares authorized, 975,148 shares
      issued, 974,064 shares outstanding in
      2000 696,828 shares issued and
      outstanding in 1999
      Aggregate liquidation preference
      $308,728 in 2000 and $305,944 in 1999                 4,786,470     3,866,554
   Common stock - no par value, 45,000,000 shares authorized, 10,516,150 shares issued, 10,038,234 shares outstanding in 2000 7,279,174 shares issued,
      6,820,325
      shares outstanding in 1999                           25,906,013    14,163,144
   Additional paid-in capital                              30,798,116    30,811,160
   Subscriptions receivable                                (2,457,545)            -
   Accumulated deficit                                    (58,272,030)  (48,832,791)
   Treasury stock at cost, 479,000 shares in
      2000 and 458,849 shares in 1999                        (209,349)     (121,745)
                                                         ------------  ------------

                                                              551,675      (113,678)
                                                         ------------  ------------

                                                         $  2,186,605  $  1,613,753
                                                         ============  ============
                 See notes to consolidated financial statements

                                V-FORMATION, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                          Year ended December 31,
                                       -----------------------------
                                            2000            1999
                                       -------------    ------------

Sales                                  $  1,272,683     $    760,533

Cost of goods sold                        1,218,324          756,139
                                       ------------     ------------

Gross profit                                 54,359            4,394
                                       ------------     ------------

Operating expenses:
   Selling and promotional                  767,945        1,540,265
   General and administrative             2,648,335        1,344,084
   Research and development                 275,684          223,465
   Depreciation and amortization            132,162          118,242
   Loss on disposal of assets               106,142                -
   Equity-based compensation              5,491,116        1,335,525
                                       ------------     ------------

                                          9,421,384        4,561,581
                                       ------------     ------------

Loss from operations                     (9,367,025)      (4,557,187)
                                       ------------     ------------

Other income (expense):
   Interest income                              381            4,839
   Interest expense                         (72,595)        (118,149)
                                       ------------     ------------

                                            (72,214)        (113,310)
                                       ------------     ------------

Net loss                               $ (9,439,239)    $ (4,670,497)
                                       ============     ============


Loss per common share                  $      (1.24)   $       (0.72)
                                       ============    =============

Weighted average shares outstanding       7,611,483        6,522,704
                                       ============    =============




                 See notes to consolidated financial statements



                                V-FORMATION, INC.
                                 AND SUBSIDARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                     Years ended December 31, 2000 and 1999

                                  Common Stock-      Preferred stock-
                                  No Par Value         No Par Value       Treasury Stock
                             --------------------- -------------------- -------------------  Additional
                             Number of             Number of            Number of              Paid-in   Subscriptions Accumulated
                               Shares     Amount     Shares     Amount   Shares    Amount      Capital     Receivable    Deficit
                             --------- ----------- --------- ---------- --------- ---------  ----------- ------------- ------------
Balance at January 1, 1999   6,729,942 $12,347,768   102,390 $  300,000   453,349 $(100,625) $30,317,125 $          -  $(44,162,294)

Sales of stock for cash        242,883   1,427,282   508,372  3,018,158         -         -            -             -            -

Issuance of stock for
 employee compensation          19,110     144,660         -          -         -         -            -             -            -

Issuance of stock in
  brand acquisition              4,000      24,000         -          -         -         -            -             -            -

Issuance of stock for
  services                      10,739      64,434     4,566     59,396         -         -            -             -            -

Warrants exercised             251,000      26,000         -          -         -         -            -             -            -

Issuance of warrants for
  employee compensation              -           -         -          -         -         -      174,000             -            -

Issuance of warrants for
  services                           -           -         -          -         -         -      127,358             -            -

Issuance of warrants for
  interest                           -           -         -          -         -         -      246,677             -            -

Issuance of stock for
  interest                       5,000      30,000         -          -         -         -            -             -            -

Issuance of stock dividends      9,000      54,000         -          -         -         -      (54,000)            -            -

Issuance of stock in
  satisfaction of interest
  in arrears on Series A
  preferred stock                7,500      45,000         -          -         -         -            -             -            -

Purchase of treasury stock           -           -         -          -     5,500   (21,120)           -             -            -

Stock donated to charities           -           -    81,500    489,000         -         -            -             -            -

Net loss for the year                -           -         -          -         -         -            -             -   (4,670,497)
                             --------- ----------- --------- ---------- --------- ---------  ----------- ------------- ------------

Balance at December 31, 1999 7,279,174 $14,163,144   696,828 $3,866,554   458,849 $(121,745) $30,811,160 $           - $(48,832,791)
                             ========= =========== ========= ========== ========= =========  =========== ============= ============


                 See notes to consolidated financial statements

                                V-FORMATION, INC.
                                AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                     Years ended December 31, 2000 and 1999

                                Common Stock-      Preferred stock-
                                No Par Value         No Par Value        Treasury Stock
                           ---------------------- -------------------- -------------------  Additional
                           Number of               Number of           Number of              Paid-in   Subscriptions Accumulated
                             Shares      Amount     Shares     Amount   Shares    Amount      Capital     Receivable    Deficit
                           ---------  ----------- --------- ---------- --------- ---------  ----------- ------------- ------------
Balance at January 1, 2000  7,279,174 $14,163,144   696,828 $3,866,554   458,849 $(121,745) $30,811,160 $           - $(48,832,791)

Sales of stock for cash        34,618     122,400   277,202    913,208         -         -            -             -            -

Warrants exercised          2,070,450   6,114,908         -          -         -         -            -    (2,457,545)           -

Issuance of stock for
  employee compensation        29,500      88,500         -          -         -         -            -             -            -

Issuance of stock in
  litigation settlement       735,000   4,410,000         -          -         -         -            -             -            -

Issuance of stock for
  services                    358,409     953,067     1,118      6,708         -         -            -             -            -

Issuance of warrants
  for service providers             -           -         -          -         -         -       10,950             -            -

Issuance of stock for
  interest                      5,000      30,000         -          -         -         -            -             -            -

Issuance of stocks              3,999      23,994         -          -         -         -      (23,994)            -            -

Purchase of treasury stock          -           -         -          -    20,151   (87,604)           -             -            -

Net loss for the year               -           -         -          -         -         -            -             -   (9,439,239)
                           ---------- ----------- --------- ---------- --------- ---------  ----------- ------------- ------------
Balance at
  December 31, 2000        10,516,150 $25,906,013   975,148 $4,786,470   479,000 $(209,349) $30,798,116 $ (2,457,545) $(58,272,030)
                           ========== =========== ========= ========== ========= =========  =========== ============  ============


                 See notes to consolidated financial statements

                                       F-6
                                                                              50


                                V-FORMATION, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 Year ended December 31,
                                                                 ------------------------
                                                                     2000         1999
                                                                 -----------  -----------
Cash flows from operating activities:
  Net loss                                                       $(9,439,239) $(4,670,497)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Depreciation and amortization                                  132,162      118,242
      Employee compensation paid in stock and warrants                88,500      318,660
      Fees and commissions paid in stock and warrants                962,616      251,188
      Litigation settlement paid in stock and warrants             4,410,000            -
      Debt incurred in litigation settlement                         195,000            -
      Charitable contributions paid in stock and warrants                  -      489,000
      Interest paid in stock and warrants                             30,000      276,677
      Loss on disposal of assets                                     106,142          746
      Changes in operating assets and liabilities:
        (Increase) decrease in accounts receivable                   (55,987)     (14,274)
        (Increase) decrease in inventories                           (23,304)     (63,611)
        (Increase) decrease in prepaid expenses
           and other current assets                                   33,159      (20,763)
        (Increase) decrease in security deposits                      11,050       37,650
        Increase (decrease) in accounts payable                       27,295     (194,548)
        Increase (decrease) in accrued expenses                            -     (122,285)
                                                                 -----------  -----------

            Net cash used in operating activities                 (3,522,606)  (3,593,815)
                                                                 -----------  -----------

Cash flows from investing activities:
  Sale of marketable securities                                            -      339,692
  Capital expenditures for equipment, patents
    and trademarks                                                  (218,798)    (196,104)
                                                                 -----------  -----------

            Net cash provided by (used in) investing activities     (218,798)     143,588
                                                                 -----------  -----------

Cash flows from financing activities:
  Repayment of notes payable                                               -     (242,500)
  Repayment of shareholder loans                                           -      (92,000)
  Principal payments under loan agreements                          (314,798)    (540,350)
  Proceeds from issuance of common stock                           3,779,763    1,453,282
  Proceeds from issuance of preferred stock                          913,208    3,018,158
  Purchase of treasury stock                                         (87,604)     (21,120)
                                                                 -----------  -----------

            Net cash provided by financing activities              4,290,569    3,575,470
                                                                 -----------  -----------

Net increase in cash                                                 549,165      125,243

Cash, beginning of year                                              160,186       34,943
                                                                 -----------  -----------

Cash, end of year                                                $   709,351  $   160,186
                                                                 ===========  ===========



                 See notes to consolidated financial statements

                                       F-7

                                V-FORMATION, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 2000 and 1999


1.   Summary of significant accounting policies

     This summary of significant accounting policies of V-Formation, Inc. is presented to assist in understanding the consolidated financial statements. The consolidated financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

          Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          History and business activity

     V-Formation, Inc. (the "Company") was organized in January 1995 and was in the development stage through December 31, 1996. In January 1997, the Company commenced the sale of patented V-configuration roller skates to sporting goods retailers located throughout the United States and Canada. During 1999, the Company acquired the Nexed brand of hockey equipment and apparel (Note 8). During 2000, the Company acquired On Net Sports, Inc. ("ONSI"), a development stage company that has had no operations to date (Note 8). In addition, the Company incorporated Soft Machine, Inc. ("SMI") as a wholly-owned subsidiary to acquire certain software and intellectual properties. SMI has had no operations to date (Note 8).

          Cash equivalents

     The Company considers all highly-liquid investments, with an original maturity of three months or less when purchased, to be cash equivalents.

          Supplementary disclosures of cash flow information

     During the years ended December 31, 2000 and 1999, the Company paid interest expense of $72,595 and $119,158, respectively.

     Supplementary schedules of noncash investing and financing activities

                                                        Year ended December 31,
                                                        -----------------------
                                                             2000      1999
                                                         ----------  --------

       Stock and warrants issued for
          employee compensation                          $   88,500  $318,660
                                                         ==========  ========

       Stock and warrants issued for fees
          and commissions                                $  962,616  $251,188
                                                         ==========  ========

       Stock and warrants issued for
          litigation settlements                         $4,410,000  $      -
                                                         ==========  ========

       Stock and warrants donated to charities           $        -  $489,000
                                                         ==========  ========

       Stock and warrants issued as interest expense     $   30,000  $276,677
                                                         ==========  ========

       Stock issued and capitalized as
          patent and trademark costs                     $    8,109  $ 24,000
                                                         ==========  ========

       Stock issued as dividends                         $   23,994  $ 54,000
                                                         ==========  ========

       Stock issued in satisfaction of interest in
          arrears on Series A preferred stock            $        -  $ 45,000
                                                         ==========  ========

                  Concentration of credit risk

     Financial instruments, which potentially subject the Company to concentration of credit risk, consists principally of cash and accounts receivable. The Company's policies do not require collateral to support accounts receivable. However, because of the diversity and credit worthiness of individual accounts which comprise the total balance, management does not believe that the Company is subject to any significant credit risk.

     At December 31, 2000 and 1999, the Company had a cash bank balance in one bank which was approximately $905,000 and $17,000, respectively in excess of the $100,000 limit insured by the FDIC. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk with regard to cash.

     At December 31, 2000, no individual customer represented 10% or more of the Company's accounts receivable. At December 31, 1999, the Company had accounts receivable from one customer in the amount of $20,109, representing 17% of the accounts receivable balance at that date.

          Fair value of financial instruments

     The Company's receivables and payables are current on normal terms and, accordingly, are believed by management to approximate fair value. Management also believes that notes payable, long-term debt and capital lease obligations approximate fair value when current interest rates for similar debt securities are applied.

          Inventories

     Inventories are stated at the lower of cost or market on a first-in, first-out basis.

          Property and equipment

     Property and equipment are stated at cost. Depreciation is provided on the straight-line and accelerated methods over the estimated useful lives of the respective assets. Additions and improvements are capitalized, whereas costs of maintenance and repairs are expensed as incurred.

          Stock-based compensation

     The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its stock warrants.

          Research and development

     Research and development costs are charged to operations when incurred and are included in operating expenses.

          Assets held under capital leases

     The Company is the lessee of office furniture, office equipment, and a motor vehicle under capital leases expiring in various years through 2000. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are depreciated over their estimated productive lives. Depreciation of assets under capital leases is included in depreciation expense.

          Income taxes

     The Company recognizes deferred tax liabilities and assets, if any, for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances, if any, are provided when the expected realization of tax assets does not meet a "more likely than not" criterion.

          Reclassifications

     Certain prior year amounts have been reclassified to conform to the 2000 presentation.

          Loss per common share

     Loss per common share is computed using Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share." SFAS No. 128 established standards for the computation, presentation, and disclosure of earnings per share. Basic per share amounts are computed by dividing the net loss by the weighted average number of common shares outstanding during the periods. Treasury stock is subtracted from shares issued to determine the weighted average of shares outstanding. Diluted loss per share amounts are the same as the basic amounts since the assumed exercise of the Company's stock options and warrants and assumed conversion of convertible preferred stock would reduce the loss per share. Such stock options, warrants and conversions could potentially dilute earnings per share in the future. Potential common shares totaling 9,845,054, which consist of outstanding warrants and convertible preferred shares are considered to be antidilutive.

2.   Inventories

     Inventories consist of:
                                                     December 31,
                                                ---------------------
                                                  2000         1999

                  Finished goods                $220,069     $116,251
                  Raw materials                  146,184      226,698
                                                --------     --------

                                                $366,253     $342,949
                                                ========     ========

3.   Property and equipment

     The following is a summary of property and equipment at cost, less accumulated depreciation:

                                                       December 31,
                                                   ------------------  Life in
                                                     2000      1999     Years
                                                   --------  --------  -------

                  Molds and tooling                $289,237  $317,783    7-10
                  Motor vehicles                      7,703     7,703     5
                  Office equipment                  125,151   107,541     5
                  Furniture and fixtures             30,044    30,044    7-10
                  Machinery and equipment            90,912    89,820     7
                                                    -------  --------

                                                    543,047   552,891
                  Less:  accumulated depreciation   208,708   186,908
                                                   --------  --------

                                                   $334,339  $365,983
                                                   ========  ========

     During the year ended December 31, 2000, the Company wrote-off molds and tooling that are no longer in use, with an original cost of $175,934, net of accumulated depreciation of $69,792. The Company incurred a loss on disposal of $106,442.

     Included above are motor vehicles, office furniture and equipment held under capitalized leases with a cost of $104,245 at December 31, 1999 and 1998. Accumulated depreciation at December 31, 2000 and 1999 was $73,355 and $57,224, respectively. Depreciation on assets held under capitalized leases amounted to $16,131 and $24,353 for the years ended December 31, 2000 and 1999, respectively.

4.   Patents and trademarks

     The Company owns or licenses various patents of technology concerning its V-configuration skates, as well as in-line skates, boots with interchangeable skate chassis, and self-illuminating wheels. The Company has also trademarked various names and logos.

     The costs associated with the acquisition of a patent, and the costs of registering the patents and trademarks are capitalized and amortized on the straight-line basis over the remaining lives, of 17 to 20 years. The periods of amortization are periodically evaluated to determine whether circumstances warrant revised estimates of useful lives.

     The Company reviews the carrying value of patents and trademarks to determine whether there are any impairment losses. If indicators of impairment were present, and future cash flows were not expected to be sufficient to recover the assets' carrying amount, an impairment loss would be charged to expense in the period identified. No event has been identified that would indicate an impairment of the value of patents and trademarks recorded in the accompanying consolidated financial statements.

     In December 2000, the Company acquired six patents which cover a range of key in-line skate design elements, including wheel and sidewall mounting and construction. The patents were acquired for $30,000. Commencing January of 2001, the Company filed several lawsuits against in-line skate manufacturers for infringing on one or more of these patents (Note 8).

5.   Long-term debt

     Long-term debt consists of the following obligations:
                                                             December 31,
                                                        ---------------------
                                                          2000         1999
                                                        --------     --------
        Notes payable in 18 equal quarterly
        installments of $77,153, including
        interest at 8%, commencing April 1,
        1998 and due July 1, 2002. These
        notes are collateralized by consent
        judgments in favor of the creditors,
        signed by the Company and certain of
        its officers, and certain covenants
        that restrict officers' compensation,
        restrict the making of loans and
        prohibit the declaration or payment
        of cash dividends (Note 6).                     $432,167     $693,033

        Capital lease obligations, payable
        in monthly installments of $2,388 in
        2000 and $3,428 in 1999, including
        interest from 11.4% to 18.9%, due
        through January 2002.                             17,667       51,599

        Unsecured note payable in five annual
        installments of $35,000, without
        interest, commencing March 15, 2001.
        The unpaid balance of the note is
        payable in full in the event of sale
        or merger of the Company, or in the
        event the Company receives net funding
        of $1,500,000, or more, from an
        equity offering (Note 9).                        175,000            -
                                                        --------     --------
                                                         624,834      744,632
        Less current maturities                          334,227      294,798
                                                        --------     --------

                                                        $290,607     $449,834
                                                        ========     ========

     Following is the schedule of maturities of long-term debt:

                 Year ending
                 December 31,
                 ------------

                    2001                                $334,227
                    2002                                 185,607
                    2003                                  35,000
                    2004                                  35,000
                    2005                                  35,000
                                                        --------

                                                        $624,834
                                                        ========

6.   Stockholders' equity

          Common stock

     During 1999, the Company commenced a private offering of its common stock at an offering price of $6.00 per share. The Company sold an aggregate of 242,883 shares of its common stock, receiving proceeds of $1,427,282.

     During 2000, the Company sold an aggregate of 34,618 shares of its common stock, receiving proceeds of $122,400.

          Preferred stock

     The Company has authorized 7,500,000 shares of preferred stock. All series of preferred stock are non-voting, unless two or more quarterly dividends (whether or not declared) on the Series A Preferred Stock are unpaid, in which instance the Series A preferred stockholders, voting as a class, have the right to appoint two directors.

          Manditorily redeemable Series A preferred stock

     The Series A 6% Cumulative Preferred Stock, which pays cumulative annual dividends (if and when declared by the board) of $.06 per share, is redeemable at the option of the holders. In the event of any liquidation, dissolution or winding up of the Company, Series A preferred stockholders are entitled to receive $0.06 per share, together with all unpaid dividends on these shares.

     Because the convertible preferred stock is mandatorily redeemable, it is presented outside of the permanent equity section of the Company's balance sheet. As they accrue, dividends are recorded as interest expense. Interest expense on convertible preferred stock for both the years ended December 31, 2000 and December 31, 1999 was $30,000.

          Series B preferred stock

     The Series B 8% Cumulative Preferred Stock pays annual dividends of 8% of the original series issue price (commencing November 1, 1997) and is cumulative. The stock may not be redeemed, but is convertible into common stock. The number of shares issueable upon conversion is determined by dividing the original issue price plus unpaid dividends plus the forced conversion premium (18% of original issue price, if applicable) by the conversion price at the time in effect. The Company may force the conversion of the stock on the consummation of the sale of the Company's common stock in a bona fide underwriting commitment pursuant to a registration statement under the Securities Act of 1933, as amended, which results in aggregate cash proceeds in excess of $10 million, and a public offering price of not less than $5 per share.

     In the event of any liquidation, dissolution or winding up of the Company, the Series B preferred stockholders are entitled to receive $2.93 per share, together with all unpaid dividends on these shares.

          Series C preferred stock

     During 1999, the Company commenced a private placement in which it sold 508,372 equity units. The Company concluded the private placement in early 2000 by selling 27,202 shares of its Series C Preferred Stock. Each unit consists of one share of Series C 8% Cumulative Preferred Stock and two detachable Preferred Series C Warrants. Proceeds of the issuance received in 1999 totaled $3,018,158 and $163,208 in 2000. The Series C Preferred Stock has an 8% cumulative dividend payable in either cash or stock, at the discretion of the Company except that, if the Company fails to register common stock within one year from the date of issuance (June 1999 through February 2000) the Company is required to pay 8% dividends per annum, payable quarterly commencing November 2000. The Series C Preferred Stock is also convertible into common stock on a share-for-share basis with a conversion premium of not less than 16% ($0.96 per share) of the original $6 per share purchase price of the Series C Preferred Stock. The Series C Preferred Stock has no voting rights. Shareholders have piggyback and demand registration rights.

     The Preferred Series C Warrants are exercisable for a period of three years. Each warrant entitles the holder to purchase one share of Series C Preferred Stock for $6 per share

     In the event of any liquidation, dissolution or winding up of the Company, the Series C preferred stockholders are entitled to receive $.01 per share, together with all unpaid dividends on these shares.

          Series D preferred stock

     During February 2000, the Company completed a private placement in which it sold 83,333 equity units at $9.00 per unit. Each unit consists of three shares of Series D 8% Cumulative Convertible Preferred Stock and three detachable Preferred Series D Warrants per share. Proceeds from the issuance totaled $750,000. The Series D Preferred Stock has an 8% cumulative dividend payable after the first year in either cash or stock, at the discretion of the Company. The Series D Preferred Stock is convertible into common stock on a share-for-share basis with a conversion premium of not less than 132% ($3.96 per share) of the original $3 per share purchase price of the Series D Preferred Stock.

     The Preferred Series D Warrants are exercisable until December 31, 2002. The exercise price for each Preferred Series D Warrant will be equal to 50% of the original purchase price of the Preferred Series D Unit ($4.50). Each warrant upon exercise will entitle the holder to receive one share of the Company's Series D Preferred Stock, which may be converted into common stock on a share-for-share basis with a conversion premium of not more than 55% ($2.47) of the original purchase price of the Preferred Series D Warrant.

     The Series D Preferred Stock has no voting rights. Shareholders have piggyback and demand registration rights.

     In the event of any liquidation, dissolution or winding up of the Company, the Series D preferred stockholders are entitled to receive $.01 per share, together with all unpaid dividends on these shares.

     The following is a summary of activity of the various series of preferred stock included in stockholders' equity for the years ended December 31 2000 and 1999:

                                                Year ended December 31,
                                        ----------------------------------------
                                               2000                1999
                                        -------------------  -------------------
                                         Shares     Amount   Shares     Amount
                                        -------  ----------  -------  ----------
     Series B:
      Beginning balance                 102,390  $  300,000  102,390  $  300,000

      Activity                                -           -        -           -
                                        -------  ----------  -------  ----------

      Ending balance                    102,390  $  300,000  102,390  $  300,000
                                        =======  ==========  =======  ==========

    Series C:
      Beginning balance                 594,438  $3,566,554        -  $        -

      Sales of stock for cash            27,202     163,208  508,372   3,018,158
      Issuance of stock for services      1,118       6,708    4,566      59,396
      Stock donated to charities              -           -   81,500     489,000
                                        -------  ----------  -------  ----------

      Ending balance                    622,758  $3,736,470  594,438  $3,566,554
                                        =======  ==========  =======  ==========

    Series D:
      Beginning balance                       -  $        -        -  $        -

      Sales of stock for cash           250,000     750,000        -           -
                                        -------  ----------  -------  ----------

      Ending balance                    250,000  $  750,000        -  $        -
                                        =======  ==========  =======  ==========

    Total:
      Beginning balance                 696,828  $3,866,554  102,390  $  300,000

      Sales of stock for cash           277,202     913,208  508,372   3,018,158
      Issuance of stock for services      1,118       6,708    4,566      59,396
      Stock donated to charities              -           -   81,500     489,000
                                        -------  ----------  -------  ----------

      Ending balance                    975,148  $4,786,470  696,828  $3,866,554
                                        =======  ==========  =======  ==========

          Warrants

     The Company has issued warrants to purchase its common stock in connection with the sale of its common stock, and as compensation to employees and unrelated service providers.

     The following is a summary of warrant activity for the years ended December 31, 2000 and 1999. All warrants are exercisable.


                                          Common stock             Series C Preferred          Series D Preferred
                                     -------------------------  -------------------------   -----------------------
                                      Number      Weighted       Number      Weighted       Number     Weighted
                                        of         average         of         average         of        average
                                      shares    exercise price   shares    exercise price   shares   exercise price
                                     ---------  --------------  ---------  --------------  --------  --------------
      Balance at January 1, 1999     7,562,673  $         1.23          -  $            -         -  $            -

      Granted                          819,213  $         5.36  1,488,876  $         6.96         -  $            -

      Exercised                       (251,000) $         0.10          -  $            -         -  $            -

      Expired                                -  $            -          -  $            -         -  $            -
                                    ----------  --------------  ---------  --------------  --------  --------------

      Balance at December 31, 1999   8,130,886  $         1.60  1,488,876  $         6.96         -  $            -

      Cancelled                       (156,540) $         3.00   (785,968) $         6.96         -  $            -

      Granted                        1,118,197  $         3.89    851,276  $         3.00   833,334  $         3.00

      Exercised                       (918,290) $         2.95   (748,300) $         3.00  (334,003) $         3.00

      Expired                       (1,005,422) $         2.06   (104,140) $            -         -  $            -
                                    ----------  --------------  ---------  --------------  --------  --------------

      Balance at December 31, 2000   7,168,831  $         1.34    701,744  $         6.76   499,331  $         3.00
                                    ==========  ==============  =========  ==============  ========  ==============

     On December 31, 1999, 6,552,686 warrants that were due to expire, were extended through 2000. Since there was no change in the calculated market value of the extended options over the market value of the options prior to the extension, there was no substantive incremental value provided to warrant holders. Therefore, no additional compensation cost was recorded as a result of the extensions granted in 1999.

     In conjunction with the private placement of Series C Preferred Stock, which took place during 1999, the Company issued 1,188,876 warrants. Each warrant entitles the holder to purchase one share of Series C Preferred Stock for $6 per share. The warrants are exercisable for a period of three years.

     In October 2000, pursuant to a resolution of the board of directors, the Company instituted a warrant exercise incentive program, which provided all holders of common stock warrants and substantially all holders of Series C and Series D warrants with the opportunity to exercise their warrants to purchase common shares at the lesser of the original exercise price or $3 per share. The revised terms were available for all eligible warrants that were exercised by December 31, 2000 and paid by March 31, 2001. As of December 31, 2000, subscriptions receivable, representing warrants exercised but not fully paid, totaled $2,457,545. Under the terms offered, any warrant holders that partially exercised their warrants, forfeited all unexercised warrants. Any warrant holders, that did not exercise their warrants by the specified date, kept their warrants at the original terms.

          Dividends

     At January 1, 1999, dividends on the Series A and Series B Cumulative Preferred Stock were in arrears by $45,000 and $30,000, respectively. If such dividends are in arrears, no dividends shall be declared, nor shall there be any redemption of shares having a rank lower in priority to the Series A Preferred Stock with respect to dividends. All dividends in arrears for 1998 and dividends due for 1999 were paid though the issuance of 21,500 shares of the Company's common stock during 1999. All dividends due in 2000 on Series A and Series B Preferred Stock were paid through the issuance of 8,999 shares of the Company's common stock during 2000.

7.   Equity-based compensation

     During 2000 and 1999, the Company issued common stock, preferred stock and warrants to purchase common and preferred stock to employees, charities and unrelated service providers as compensation. The following is the summary of stock and warrants issued for compensation:

                                                         Number of  Compensation
                                                           shares      Amount
                                                         ---------  ------------
      1999: Common stock issued to employees                19,110  $    144,660
            Common stock issued in connection
              with brand acquisition                         4,000        24,000
            Common stock issued to service providers        10,739        64,434
            Common stock issued as interest                  5,000        30,000
                                                         ---------  ------------

                                                            38,849  $    263,094
                                                         =========  ============

            Warrants issued to employees                    95,610  $    174,000
            Warrants issued to service providers            80,562       127,358
            Warrants issued as interest                     77,816       246,677
                                                         ---------  ------------

                                                           253,988  $    548,035
                                                         =========  ============

            Series C Preferred stock issued to
              service providers                              4,566  $     59,396
            Series C Preferred stock issued to charities    81,500       489,000
                                                         ---------  ------------

                                                            86,066  $    548,396
                                                         =========  ============

                                                         Number of  Compensation
                                                           shares      Amount
                                                         ---------  ------------
     2000:  Common stock issued to employees                29,500  $     88,500
            Common stock issued in litigation settlement   735,000     4,410,000
            Common stock issued as patent costs              2,703         8,109
            Common stock issued to service providers       356,736       944,958
            Common stock issued as interest                  5,000        30,000
                                                         ---------  ------------

                                                         1,128,939  $  5,481,567
                                                         =========  ============

            Warrants issued to service providers             7,500  $     10,950
                                                         =========  ============

            Series C Preferred stock issued to
              service providers                              1,118  $      6,708
                                                         =========  ============



     The following is a summary of operating expenses paid in stock and warrants:

                                                Year ended December 31,
                                              ---------------------------
                                                  2000           1999
                                              ------------   ------------

           Employee compensation              $     88,500   $    318,660
           Fees and commissions                    962,616        251,188
           Charitable contributions                      -        489,000
           Litigation settlement                 4,410,000              -
           Interest                                 30,000        276,677
                                              ------------   ------------

                                                 5,491,116      1,335,525
                                              ============   ============

     The amounts of compensation charged to operations on account of employees and service providers who received common stock has been determined based upon the fair value of the common stock as of the date of issuance. Such fair value has been estimated by Management based upon contemporaneous sales of common stock for cash.

     The amount of compensation charged to operations on account of employees who received warrants has been determined in accordance with the provisions of APB 25. Such fair value has been estimated by Management based upon contemporaneous sales of common stock for cash. Had compensation been determined in accordance with SFAS No. 123, utilizing the Black-Scholes-Model for valuing warrants granted (assuming no dividend yield; a risk-free interest rate of 6%; expected life of one year; and no expected volatility) there would have been no material effect on the compensation costs recorded.

     The amount of compensation charged to operations on account of service providers who received warrants has been determined in accordance with SFAS No. 123, utilizing the Black-Scholes-Model for valuing warrants granted (assuming no dividend yield; a risk-free interest rate of 6%; expected life of one year; and no expected volatility).


                                      F-19

8.   Commitments and contingencies

          Employment contracts

     During 1999, the Company entered into employment agreements with four officers. During 2000, the agreements were extended through December 31, 2004. Officers' salary expense was $394,000 and $428,108 for 2000 and 1999, respectively. The minimum aggregate annual salaries are $415,500 for the year 2001 and $420,000 for each of the years 2002 through 2004.

          Related party transactions

     As of December 31, 2000, the Company had made non-interest bearing advances to the Chief Executive Officer totaling $32,456. Such advances are unsecured and are repayable on demand.

     During 2000, the Company issued a total of 227,844 shares of its common stock to two of its directors for services provided to the Company. Such shares were valued at $683,532 ($3 per share) based on contemporaneous sales of the Company's common stock.

          Real property lease obligations

     The Company is obligated under a lease agreement for the rental of office space. The lease is for a period of five years expiring October 31, 2001, and may be renewed for an additional five-year period at a 31% increase in rent. Annual base rent under this lease is $80,750, to be adjusted annually by the consumer price index. Rent expense under this lease was $85,928 and $83,889 for the years ended December 31, 2000 and 1999, respectively.

     The Company entered into a lease agreement for the rental of factory and warehouse space in January 1998. This lease commenced March 1, 1998 and expired February 28, 2001. The Company is also responsible for increases in its pro rata share of the provision for real estate taxes and utilities. Rent expense under this lease was $32,175 and $30,825 for the years ended December 31, 2000 and 1999, respectively.

     For the year ending December 31, 2001, minimum annual rental under these lease agreements total $76,739.

          Vehicle lease obligations

     As of December 31, 2000, the Company is obligated under 25 operating leases for automobiles, vans and trucks. These leases range from 24 to 48 months, and expire between January 2001 and August 2004. Vehicle rental expense was $161,436 and $164,072 for the years ended December 31, 2000 and 1999, respectively.

     Minimum lease payments under these leases are as follows:

                   Year ending
                   December 31,
                   ------------
                      2001                                 $122,782
                      2002                                   46,068
                      2003                                   10,377
                      2004                                    5,392
                                                         ----------

                                                           $184,619
                                                         ==========

          Royalty agreement

     The Company is obligated under a product and license agreement whereby it has agreed to pay royalties on sales of V-Formation skates, V-Formation skate products and other trademark products. Royalties are computed as follows:

     - for all trademark products other than skates and skate products, royalties shall be paid at 2% of the wholesale selling price.

     - for all skates and skate products, royalties shall be paid at $4 per pair through April 19, 2011 and $2 per pair thereafter. The Company guaranteed a minimum payment of $240,000 for 1999.

     Royalty expense incurred under this agreement was $35,184 and $240,000 for the years ended December 31, 2000 and 1999, respectively.

          Sponsorship agreement

     The Company  entered  into a  sponsorship  agreement  granting  the Company advertising rights, the right to identify itself as an associate of the Hockeyball Associates, the right to make authorized use of certain
     Hockeyball Associates trademarks, and the right to use authorized endorsements of Hockeyball Associates team members for the 1999 Pro Beach Hockey season. The Company's sponsorship fee was $183,000 for 1999. The Company did not continue its sponsorship for 2000.

          Financing arrangements

     The Company has a $620,000 line of credit agreement with a financial institution. The line of credit is available through May 2001. The obligation bears interest at the bank's index rate plus 1.5%. The obligation is collateralized by the assets of one of the Company's officers and one of its directors. There were no borrowings against the line as of December 31, 2000 or 1999.

          Licensing agreement

     During July 1999, the Company entered into an agreement that grants the Company the exclusive world-wide rights for the manufacture, sale and use of a patented skate design. Among other uses, the design permits either an ice skating blade or an in-line roller skate chassis to be attached interchangeably to the same boot. The agreement is in effect for the duration of the patents.

     In consideration of the licensing agreement, the Company is obligated to pay a royalty of $0.235 for each pair of skates sold that is covered by the patents. The minimum annual royalty payment is $60,000 for the term of the license and is payable in quarterly installments of $15,000.

     As further consideration, the Company granted warrants to purchase 300,000 shares of Series C Preferred stock at $6.00 per share. Such rights are exercisable for the duration of the agreement.

          Brand acquisition

     Effective October 1, 1999, the Company acquired the Nexed brand of hockey equipment and apparel. Prior to the Company's acquisition of the brand name, Nexed had no operations. Nexed was, and continues to be, in the development stage. Consideration consisted of 4,000 shares of the Company's common stock valued at $24,000, warrants to purchase 37,500 shares of the Company's common stock at an exercise price of $6 per share, plus a cash payment of $21,000. The brand acquisition was recorded as an addition to the patent and trademark account at the fair value of the consideration paid, which totaled $45,000. In addition, the Company entered into an employment agreement with the former owner of the Nexed brand.

          Asset acquisitions

     In May 2000, the Company entered into an agreement to acquire 100% of On Net Sports, Inc. ("ONSI"). ONSI is a development stage company that intends to be the world's first 24 hour-a-day sports talk Internet webcasting station offering an interactive, real-time arena for news, statistics and scores. ONSI has had no operations to date.

     Consideration for the acquisition consisted of the Company's agreement to provide exclusive financial and management consultation with respect to arranging capitalization or financing and has agreed to provide for financing as follows: $1 million on or before October 1, 2000; $1 million on or before July 1, 2001; $1 million required on or before April 1, 2002; and to help arrange for appropriate senior term debt and/or mezzanine financing. In addition, the agreement provides the management of ONSI with the opportunity to reacquire 49% of ONSI pursuant to defined income goals to be mutually determined. The assets acquired consisted of the name, On Net Sports, Inc. and the business concept.

     During June 2000, the Company entered into an agreement whereby it acquired certain software programs as well as the rights to any and all intellectual properties currently owned, in development or which may be created by the software developer. The software and intellectual property rights were acquired by Soft Machine, Inc. ("SMI") a newly-created, wholly-owned subsidiary of V-Formation, Inc.

     As consideration, the Company agreed to a payment of $50,000 to be made on or before September 1, 2000. In addition, the Company agreed to provide for employment agreements for the executive management of SMI; an annual performance incentive of 3.75% of net SMI profit to be paid against mutually-determined income goals; stock options based on performance; a dedicated operational budget for research and development and for commercial exploitation of marketable intellectual properties; human resources and administrative support services; and consultation with respect to all marketing management, operational and financing efforts.

          Settlement agreement

     On March 15, 2000, the Company entered into a settlement agreement to resolve a legal dispute. The dispute arose from a 1996 transaction in which the plaintiffs acted as brokers by introducing various parties that subsequently invested in V-Formation, Inc.'s Series B Preferred Stock. Although a part of that transaction was later rescinded, and the Company agreed to repay a portion of the proceeds invested (in the form of a loan), the plaintiffs asserted that they were entitled to a finder's fee for having made the introduction. Under the terms of the settlement agreement, the Company agreed to a payment of $20,000 within 30 days of the settlement and a promissory note in the amount of $175,000, payable in annual installments of $35,000, without interest. The unpaid balance of the note is payable in full in the event of sale or merger of the Company, or in the event the Company receives net funding of $1,500,000 or more from an equity offering. In addition, the Company issued 735,000 shares of its common stock valued at $4,410,000.

          Legal proceedings

     Commencing January 1, 2001, the Company filed lawsuits against several in-line skate manufactures for infringing on one or more in-line skate patents. The defendants include Benetton Group, Spa/RollerBlade, Inc., First Team Sports, Inc., Adidas Salomon, AG and MGM/Fila. All complaints request injunctive relief, an accounting of profits and an award of damages. In the opinion of management and legal counsel, these matters will ultimately be settled on terms favorable to the Company.

     On February 28, 2001, the Company entered into an administrative consent order with the State of New Jersey Bureau of Securities (the "Bureau"). The settlement resolved an administrative complaint, which had been filed in December 1999, alleging first, that the Company had sold unregistered securities in violation of New Jersey securities laws and used unregistered parts for the purpose and, second, that it had failed to disclose or misstated material information about the Company in selling its securities.

     Under the terms of the settlement, the Company neither admitted nor denied any of the allegations and the Bureau agreed not to file any complaint charge or administrative action relating to any of the changes in the administrative complaint. As a result of the consent order, V-Formation shall not be required to file any registration statement with the Bureau or the United States Securities and Exchange Commission. The consent order provides for a civil monetary penalty of $212,000, of which $23,560 was paid upon signature. The balance is payable in eight monthly installments of $23,555 commencing April 1, 2001.

     The Company is party to certain other legal proceedings which have arisen in the normal course of operating the Company's business and is aware of other threatened or pending litigation. However, it is believed that such legal proceedings to which the Company (or any of its officers and directors in their capacities as such) is or may be a party or to which the property of the Company may be or is subject would not have a material adverse effect on the Company's business, financial condition or results of operations.

9.   Income taxes

     As of December 31, 2000, the Company has net operating losses available for carryforward to offset future years' taxable income. The amounts and expiration dates of the net operating losses are as follows:

                Expiration dates
                Federal     State                               Amount
                -------     -----                            -----------
                  2010      2002                             $   220,000
                  2011      2003                               1,595,000
                  2012      2004                               2,600,000
                  2018      2005                               3,534,000
                  2019      2006                               3,335,000
                  2020      2007                               3,949,000
                                                             -----------

                                                             $15,233,000
                                                             ===========

     Deferred income taxes arise from temporary differences in reporting assets and liabilities for income tax and financial accounting purposes primarily resulting from net operating losses and from temporary differences in recognition of stock-based compensation deductions. As of December 31, 2000, the components of the deferred tax assets and the related tax effects of the temporary differences are as follows:

         Non-current deferred income tax assets arising from:
         Net operating loss carryforward                        $ 4,569,900
         Temporary differences in recognition of
           stock-based compensation                              11,447,200
         Valuation allowance                                    (16,017,100)
                                                               ------------

                                                               $          -
                                                               ============

     Because of the uncertainty of the Company's ability to generate taxable income in the future to utilize the deferred tax assets, such assets have been fully reserved through a valuation allowance. The net increase in the deferred income tax asset and the offsetting valuation allowance was $1,390,100 and $1,392,000 for the years ended December 31, 2000 and 1999, respectively.

10.  Subsequent events

          Company reorganization

     Effective March 14, 2001, pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement"), the Company acquired all of the outstanding shares of Buckeye Oil and Gas, Inc. ("Buckeye"), a publicly-held corporation, in exchange for 478,082 shares of the Company's common stock and a payment of $150,000. The shares issued represent approximately 2.5% of the Company's outstanding securities subsequent to the transaction. V-Formation was the surviving corporation and by virtue of the merger, became a fully-reporting publicly-held company under the Securities Act of 1934.

          Equity transactions

     During March 2001, the following equity transactions took place:

     - The Company sold an additional 180,865 shares of common stock at $3 per share, raising proceeds of $542,595.

     - Investors exercised an additional 21,800 common stock warrants at an exercise price of $3 per share, raising proceeds of $65,400.

     - Officers of the Company exercised 3,712,966 common stock warrants at an exercise price of $0.10 per share.

     11.  Restatement

     The Company's consolidated financial statements as of December 31, 2000 and 1999 have been restated to reflect a change in the accounting for Series A convertible preferred stock. Since the Series A preferred stock is redeemable at the option of the holder, it is presented outside of the permanent equity section of the Company's balance sheet. As they accrue, dividends are recorded as interest expense. The impact of the restatement was to record interest expense relating to the mandatorily redeemable, Series A convertible preferred stock and eliminate the corresponding dividend. The effect of the restatement was an increase in cumulative net loss and accumulated deficit of $105,000 and a corresponding decrease in dividends and increase in additional paid-in capital.

     The Company's consolidated financial statements as of December 31, 2000 have been restated to correct the accounting for certain stock issued for services. During December 2000, the Company issued 241,736 shares of its common stock to individuals who provided services to the Company. Such issuance included 227,844 shares issued to two of the Company's directors. Previously, such shares were presented as having been issued under warrants exercised. The effect of the restatement was to record an additional $725,208 of stock-based compensation for the year ended December 31, 2000, which increased the net loss and accumulated deficit, with an offsetting increase in common stock.

Item 7(c).  Exhibits.

Number      Exhibit
------      -------

3.1 Articles of Incorporation and Amendments thereto of V-Formation, Inc.*

3.2         Restated Bylaws of V-Formation, Inc.*

10.1 Agreement and Plan of Reorganization between Buckeye and V-Formation*

10.2        Employment Agreement between V-Formation, Inc. and
            Richard Stelnick as Chief Executive Officer

10.3        Employment Agreement between V-Formation, Inc. and
            Theodore T.  Ellenis as Executive Vice President

10.4        Employment Agreement between V-Formation, Inc. and
            Joseph Colonese, Jr. as President

10.5        Employment Agreement between V-Formation, Inc. and
            Robert Miragliotta as Chief Financial Officer
----------------------

* Previously filed as exhibits to the Company's Form 8-K dated March 16, 2001, filed with the Securities and Exchange Commission on or about April 20, 2001.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to its report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        V-FORMATION, INC.



                                        By: s/ Richard Stelnick
                                            --------------------------
                                            Richard Stelnick,
                                            Chief Executive Officer

Dated: January 29, 2002

EXHIBIT 10.2
------------

                              EMPLOYMENT AGREEMENT

     AGREEMENT made this 31st day of December, 2000 which replaces the Agreement entered into on December 31, 1998 between V-FORMATION, INC., having a place of business at 170 Beaver Brook Road, Lincoln Park, NJ 07035 ("Employer") and Richard Stelnick ("Employee").

                                   WITNESSETH:

     WHEREAS, Employer is a new Jersey corporation; and

     WHEREAS, Employer, independently is engaged in the business of development, manufacture and sale of sports equipment; and

     WHEREAS, Employee has expertise in general business and commercial matters; and

     WHEREAS, Employee is a shareholder of Employer; and

     WHEREAS, Employer desires to employ Employee under the terms, covenants and conditions as set forth in this Agreement, and Employee desires to accept such employment.

     NOW THEREFORE, in consideration of the foregoing premises, and the terms, covenants and conditions set forth in this Agreement, and for other good and valuable consideration, the parties, desiring to be legally bound, agree as follows:

     1. Preambles. The above preambles (whereas clauses) are incorporated herein by reference.

     2. Employment. Employer hereby employs Employee and Employee hereby accepts employment as the Chief Executive Officer of Employer upon the terms and conditions hereinafter set forth.

     3. Term. The term of this Agreement shall commence as of January 1, 2001 and shall continue for a period of four (4) years or until terminated in accordance with the provisions of Paragraph 6 hereof.

     4. Duties; Place of Employment.

     (a). Employee shall have general charge and supervision over and responsibility for the commercial operations of Employer and its affiliates. Employee shall perform such other duties, render such other services, and have such other responsibilities as shall be determined by the Board of Directors of Employer. Such duties, services and responsibilities shall be commensurate with Employee's position as Chief Executive Officer and shall in all cases be consistent with the dignity and importance of such position. Employer shall provide Employee with such staff, space, equipment and resources as mutually agreed upon by Employer and Employee to be necessary for Employee to perform his duties hereunder, and Employee shall have the authority necessary to perform such duties.

     (b). Employee shall devote such time and attention to his duties hereunder as shall be necessary for his performance thereof and shall to the utmost of his abilities work for the profit and benefit of Employer. Employee shall devote full time to the performance of his duties under this Agreement.

     (c). The performance of Employee's duties will be primarily in and around New Jersey and Employee shall not be required to reside or have his principal office elsewhere.

     5. Compensation and Related Matters. In consideration for Employee's services hereunder, Employee shall be compensated as follows:

     (a). Employer shall pay to Employee an annual base salary of not less than $120,000. Employee's base salary shall be payable in accordance with Employer's standard payroll practices, but in any event no less frequently than monthly. The Board of Directors of

Employer may from time to time increase Employee's salary and Employee may accept such increased amount without in any way impairing Employee's rights under this Agreement; provided, however, in any case, Employee's annual base salary shall be periodically updated to be no less than the commensurate annual position rate for similarly-situated employees of Employer.

     (b). In addition to base salary, Employer from time to time may grant to Employee options to purchase stock of the Company through the Company's Employee Stock Option Plan.

     (c). Employer shall reimburse Employee for all reasonable business expenses incurred by Employee in the performance of his duties hereunder. Employee shall be reimbursed for his expenses monthly. Employee shall furnish such expense reports, invoices, and supporting bills as Employer may reasonable require for such reimbursement.

     (d). Employer shall furnish Employee with an automobile of recent vintage for use by Employee during the term of this Agreement and shall pay the normal expenses thereof.

     (e). Employee shall have a right to a reasonable paid vacation period during each year in accordance with Employer's standard policy. In addition to the entitlement of a paid vacation, Employer, annually, shall pay all expenses for a vacation the length of which shall not exceed one week.

     (f). Employee shall be entitled to all other benefits and perquisites enjoyed by the shareholders of Employer and/or similarly situated employees of Employer and/or the Affiliates, including but not limited to pension plan, profit-sharing plan, medical, dental, life and disability insurance. Employee's benefit entitlements under any such benefit plans shall not be reduced, unless such reduction is generally applicable to similarly situated employees of Employer or in accordance with the requirement of applicable law.

                                        3

     6. Termination.

     (a). This Agreement may be terminated by either party with or without just cause (as hereinafter defined) on not less than sixty (60) days' written notice to the other party.

     (b). Upon the termination of Employee's employment hereunder, regardless of the time, manner or reason of or for such termination, Employer shall pay to Employee the base salary and bonus which may be due him hereunder to the effective date of such termination.

     (c). In addition to the payment required pursuant to Subparagraph (b) of this Paragraph 6, if Employee's employment hereunder is terminated (I) by Employee for just cause (as hereinafter defined), or (ii) by Employer for any reason other than just cause (as hereinafter defined), Employer shall pay to Employee, as severance (in lieu of any other severance policy Employer may have and in addition to any benefits which he may be entitled to as a former employee of Employer and/or the Affiliates), five times (5x) the annual base salary payable to Employee at the time of his termination of employment. Such payment must be made by Employer in a lump sum within fifteen (15) days after the date of termination.

     (d). For purposes of Employee's rights hereunder, "just cause" for termination shall mean (I) Employer's breach of a material term of this Agreement, including but not limited to Employer's failure to make any payment due to Employee hereunder within thirty (30) days of the date such payment is due (ii) a material reduction in Employee's presently assigned authority, duties, responsibilities, privileges or prerequisites; (iii) relocation of employee's principal office to a new location fifty (50) or more miles further from employee's principal place of residence than his current office (iv) dissolution of Employer, the filing of a petition in bankruptcy or a general assignment by Employer for the benefit of its creditors; or (v) termination related to a merger or acquisition of the Company.




                                        4

     (e). For purposes of Employer's rights hereunder, "just cause" for termination shall mean (I) Employee's conviction of a crime of moral turpitude;
(ii) Employee's  embezzlement or conversion of the assets or income of Employer;
(iii) an act of dishonesty by Employee which is material in amount of magnitude, and which causes material damage to Employer, and is intended to result in Employee's personal gain or enrichment; or (iv) a gross or willful material violation of Employee's obligations hereunder resulting in material harm to Employer.

     7. Indemnification. Employer shall, to the fullest extend permitted by law, indemnify and hold Employee harmless from and against all costs, expenses (including attorneys' fees), losses, fines and damages which may arise out of any claim, lawsuit or other proceeding brought or threatened against Employee with respect to matters concerning his employment with Employer and/or the Affiliates, including but not limited to claims against Employer and/or the Affiliates which are in existence as of the date of this Agreement or which may be asserted against Employer, the Affiliates and/or Employee as a result of actions or events which occurred prior to the commencement of the term of this Agreement. Employer shall maintain in effect appropriate directors and officers liability insurance and shall name Employee as an insured thereunder.

     8. Notices. Notices required or permitted to be given under this Agreement shall be in writing and shall be sent by certified mail, return receipt requested, by hand delivery or by a nationally recognized overnight delivery service. All notices shall be sent to the addresses of the parties first above written, or to such other address as the parties may from time to time designate in writing, and shall be deemed given when sent. A copy of any notice to Employee shall be sent to his residence.

     9. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties and shall not be modified in any manner except by an instrument in writing executed by the parties.


                                        5

     10. Waivers. The failure of either party to insist upon strict adherence to any term, covenant or condition of this Agreement on any occasion shall not be considered a waiver or relinquishment of any right of such party or parties to insist upon strict performance of that term, covenant or condition, or any other term, covenant or condition, of this Agreement at any time thereafter.

     11. Headings. The caption headings in this Agreement are solely for convenience or reference and shall not affect its interpretation.

     12. Severability. If any provision of this Agreement shall be declared invalid or illegal for any reason whatsoever, then notwithstanding such invalidity or illegality, the remaining terms and provisions of this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein.

     13. Assignment. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and/or their respective heirs, executors, administrators and assigns. This Agreement may not be assigned by either party.

     14. Governing Law; Jurisdiction. This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the State of New Jersey. The parties acknowledge that the courts of New Jersey constitute a proper forum for the resolution of any dispute arising out of or in connection with this Agreement and hereby consent to the exercise of jurisdiction over them by the courts of the State of New Jersey.

     15. Survival. The rights and obligations of the parties shall survive the term of Employee's employment to the extent that any performance is required under this Agreement after such termination.

     16. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Employer has caused these presents to be signed by its duly authorized officer and Employee has hereunto set his hand and seal the day and year first above written.


                                  V-FORMATION, INC.



                                  By:      s/Robert Miragliotta
                                     -----------------------------------------
                                     Robert Miragliotta, Chief Financial Officer
                                     and Vice Chairman of the Board




                                         s/Richard Stelnick
                                         ---------------------------------------
                                         Richard Stelnick

Exhibit 10.3
------------

                              EMPLOYMENT AGREEMENT

     AGREEMENT made this 31st day of December, 2000 which replaces the Agreement entered into on December 31, 1998 between V-FORMATION, INC., having a place of business at 170 Beaver Brook Road, Lincoln Park, NJ 07035 ("Employer") and Theodore T. Ellenis ("Employee").

                                   WITNESSETH:

     WHEREAS, Employer is a new Jersey corporation; and

     WHEREAS, Employer, independently is engaged in the business of development, manufacture and sale of sports equipment; and

     WHEREAS, Employee has expertise in general business and commercial matters; and

     WHEREAS, Employee is a shareholder of Employer; and

     WHEREAS, Employer desires to employ Employee under the terms, covenants and conditions as set forth in this Agreement, and Employee desires to accept such employment.

     NOW THEREFORE, in consideration of the foregoing premises, and the terms, covenants and conditions set forth in this Agreement, and for other good and valuable consideration, the parties, desiring to be legally bound, agree as follows:

     1. Preambles. The above preambles (whereas clauses) are incorporated herein by reference.

     2. Employment. Employer hereby employs Employee and Employee hereby accepts employment as the Executive Vice President of Employer upon the terms and conditions hereinafter set forth.

     3. Term. The term of this Agreement shall commence as of January 1, 2001 and shall continue for a period of four (4) years or until terminated in accordance with the provisions of Paragraph 6 hereof.

     4. Duties; Place of Employment.

     (a). Employee shall have general charge and supervision over and responsibility for the commercial operations of Employer and its affiliates. Employee shall perform such other duties, render such other services, and have such other responsibilities as shall be determined by the Board of Directors of Employer. Such duties, services and responsibilities shall be commensurate with Employee's position as Executive Vice President and shall in all cases be consistent with the dignity and importance of such position. Employer shall provide Employee with such staff, space, equipment and resources as mutually agreed upon by Employer and Employee to be necessary for Employee to perform his duties hereunder, and Employee shall have the authority necessary to perform such duties.

     (b). Employee shall devote such time and attention to his duties hereunder as shall be necessary for his performance thereof and shall to the utmost of his abilities work for the profit and benefit of Employer. Employee shall devote full time to the performance of his duties under this Agreement.

     (c). The performance of Employee's duties will be primarily in and around New Jersey and Employee shall not be required to reside or have his principal office elsewhere.

     5. Compensation and Related Matters. In consideration for Employee's services hereunder, Employee shall be compensated as follows:

     (a). Employer shall pay to Employee an base salary of not less than $98,000 in 2001 and $100,000 for the remainder of the Agreement. Employee's base salary shall be payable in accordance with Employer's standard payroll practices, but in any event no less


                                        2
frequently than monthly. The Board of Directors of Employer may from time to time increase Employee's salary and Employee may accept such increased amount without in any way impairing Employee's rights under this Agreement; provided, however, in any case, Employee's annual base salary shall be periodically updated to be no less than the commensurate annual position rate for similarly-situated employees of Employer.

     (b). In addition to base salary, Employer from time to time may grant to Employee options to purchase stock of the Company through the Company's Employee Stock Option Plan.

     (c). Employer shall reimburse Employee for all reasonable business expenses incurred by Employee in the performance of his duties hereunder. Employee shall be reimbursed for his expenses monthly. Employee shall furnish such expense reports, invoices, and supporting bills as Employer may reasonable require for such reimbursement.

     (d). Employer shall furnish Employee with an automobile of recent vintage for use by Employee during the term of this Agreement and shall pay the normal expenses thereof.

     (e). Employee shall have a right to a reasonable paid vacation period during each year in accordance with Employer's standard policy. In addition to the entitlement of a paid vacation, Employer, annually, shall pay all expenses for a vacation the length of which shall not exceed one week.

     (f). Employee shall be entitled to all other benefits and perquisites enjoyed by the shareholders of Employer and/or similarly situated employees of Employer and/or the Affiliates, including but not limited to pension plan, profit-sharing plan, medical, dental, life and disability insurance. Employee's benefit entitlements under any such benefit plans shall not be reduced, unless such reduction is generally applicable to similarly situated employees of
Employer  or  in  accordance   with  the   requirement  of  applicable  law.

     6. Termination.

                                        3

     (a). This Agreement may be terminated by either party with or without just cause (as hereinafter defined) on not less than sixty (60) days' written notice to the other party.

     (b). Upon the termination of Employee's employment hereunder, regardless of the time, manner or reason of or for such termination, Employer shall pay to Employee the base salary and bonus which may be due him hereunder to the effective date of such termination.

     (c). In addition to the payment required pursuant to Subparagraph (b) of this Paragraph 6, if Employee's employment hereunder is terminated (I) by Employee for just cause (as hereinafter defined), or (ii) by Employer for any reason other than just cause (as hereinafter defined), Employer shall pay to Employee, as severance (in lieu of any other severance policy Employer may have and in addition to any benefits which he may be entitled to as a former employee of Employer and/or the Affiliates), five times (5x) the annual base salary payable to Employee at the time of his termination of employment. Such payment must be made by Employer in a lump sum within fifteen (15) days after the date of termination.

     (d). For purposes of Employee's rights hereunder, "just cause" for termination shall mean (I) Employer's breach of a material term of this Agreement, including but not limited to Employer's failure to make any payment due to Employee hereunder within thirty (30) days of the date such payment is due (ii) a material reduction in Employee's presently assigned authority, duties, responsibilities, privileges or prerequisites; (iii) relocation of employee's principal office to a new location fifty (50) or more miles further from employee's principal place of residence than his current office (iv) dissolution of Employer, the filing of a petition in bankruptcy or a general assignment by Employer for the benefit of its creditors; or (v) termination related to a merger or acquisition of the Company.

     (e). For purposes of Employer's rights hereunder, "just cause" for termination shall mean (I) Employee's conviction of a crime of moral turpitude;
(ii) Employee's  embezzlement or conversion of the assets or income of Employer;
(iii) an act of dishonesty by Employee which is material in amount of magnitude, and which causes material damage to Employer, and is intended to result in Employee's personal gain or enrichment; or (iv) a gross


                                        4
or willful material violation of Employee's obligations hereunder resulting in material harm to Employer.

     7. Indemnification. Employer shall, to the fullest extend permitted by law, indemnify and hold Employee harmless from and against all costs, expenses (including attorneys' fees), losses, fines and damages which may arise out of any claim, lawsuit or other proceeding brought or threatened against Employee with respect to matters concerning his employment with Employer and/or the Affiliates, including but not limited to claims against Employer and/or the Affiliates which are in existence as of the date of this Agreement or which may be asserted against Employer, the Affiliates and/or Employee as a result of actions or events which occurred prior to the commencement of the term of this Agreement. Employer shall maintain in effect appropriate directors and officers liability insurance and shall name Employee as an insured thereunder.

     8. Notices. Notices required or permitted to be given under this Agreement shall be in writing and shall be sent by certified mail, return receipt requested, by hand delivery or by a nationally recognized overnight delivery service. All notices shall be sent to the addresses of the parties first above written, or to such other address as the parties may from time to time designate in writing, and shall be deemed given when sent. A copy of any notice to Employee shall be sent to his residence.

     9. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties and shall not be modified in any manner except by an instrument in writing executed by the parties.

     10. Waivers. The failure of either party to insist upon strict adherence to any term, covenant or condition of this Agreement on any occasion shall not be considered a waiver or relinquishment of any right of such party or parties to insist upon strict performance of that term, covenant or condition, or any other term, covenant or condition, of this Agreement at any time thereafter.


                                        5

     11. Headings. The caption headings in this Agreement are solely for convenience or reference and shall not affect its interpretation.

     12. Severability. If any provision of this Agreement shall be declared invalid or illegal for any reason whatsoever, then notwithstanding such invalidity or illegality, the remaining terms and provisions of this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein.

     13. Assignment. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and/or their respective heirs, executors, administrators and assigns. This Agreement may not be assigned by either party.

     14. Governing Law; Jurisdiction. This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the State of New Jersey. The parties acknowledge that the courts of New Jersey constitute a proper forum for the resolution of any dispute arising out of or in connection with this Agreement and hereby consent to the exercise of jurisdiction over them by the courts of the State of New Jersey.

     15. Survival. The rights and obligations of the parties shall survive the term of Employee's employment to the extent that any performance is required under this Agreement after such termination.

     16. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.




                                        6

     IN WITNESS WHEREOF, Employer has caused these presents to be signed by its duly authorized officer and Employee has hereunto set his hand and seal the day and year first above written.


                                    V-FORMATION, INC.



                                    By:      s/Richard Stelnick
                                       -----------------------------------------
                                       Richard Stelnick, Chief Executive Officer
                                       and Chairman of the Board




                                            s/Theodore Ellenis
                                            ------------------------------------
                                            Theodore T.  Ellenis

Exhibit 10.4
------------

                              EMPLOYMENT AGREEMENT

     AGREEMENT made this 31st day of December, 2000 which replaces the Agreement entered into on December 31, 1998 between V-FORMATION, INC., having a place of business at 170 Beaver Brook Road, Lincoln Park, NJ 07035 ("Employer") and Joseph Colonese, Jr. ("Employee").

                                   WITNESSETH:

     WHEREAS, Employer is a new Jersey corporation; and

     WHEREAS, Employer, independently is engaged in the business of development, manufacture and sale of sports equipment; and

     WHEREAS, Employee has expertise in general business and commercial matters; and

     WHEREAS, Employee is a shareholder of Employer; and

     WHEREAS, Employer desires to employ Employee under the terms, covenants and conditions as set forth in this Agreement, and Employee desires to accept such employment.

     NOW THEREFORE, in consideration of the foregoing premises, and the terms, covenants and conditions set forth in this Agreement, and for other good and valuable consideration, the parties, desiring to be legally bound, agree as follows:

     1. Preambles. The above preambles (whereas clauses) are incorporated herein by reference.

     2. Employment. Employer hereby employs Employee and Employee hereby accepts
employment  as  the  President  of  Employer  upon  the  terms  and   conditions
hereinafter set forth.

                                        1

     3. Term. The term of this Agreement shall commence as of January 1, 2001 and shall continue for a period of four (4) years or until terminated in accordance with the provisions of Paragraph 6 hereof.

     4. Duties; Place of Employment.

     (a). Employee shall have general charge and supervision over and responsibility for the commercial operations of Employer and its affiliates. Employee shall perform such other duties, render such other services, and have such other responsibilities as shall be determined by the Board of Directors of Employer. Such duties, services and responsibilities shall be commensurate with Employee's position as President and shall in all cases be consistent with the dignity and importance of such position. Employer shall provide Employee with such staff, space, equipment and resources as mutually agreed upon by Employer and Employee to be necessary for Employee to perform his duties hereunder, and Employee shall have the authority necessary to perform such duties.

     (b). Employee shall devote such time and attention to his duties hereunder as shall be necessary for his performance thereof and shall to the utmost of his abilities work for the profit and benefit of Employer. Employee shall devote full time to the performance of his duties under this Agreement.

     (c). The performance of Employee's duties will be primarily in and around New Jersey and Employee shall not be required to reside or have his principal office elsewhere.

     5. Compensation and Related Matters. In consideration for Employee's services hereunder, Employee shall be compensated as follows:

     (a). Employer shall pay to Employee an annual base salary of not less than $97,500 for the year 2001 and $100,000 annually for the remainder of the Agreement. Employee's base salary shall be payable in accordance with Employer's standard payroll practices, but in any event no less frequently than monthly. The Board of Directors of Employer

                                        2
may from time to time increase Employee's salary and Employee may accept such increased amount without in any way impairing Employee's rights under this Agreement; provided, however, in any case, Employee's annual base salary shall be periodically updated to be no less than the commensurate annual position rate for similarly-situated employees of Employer.

     (b). In addition to base salary, Employer from time to time may grant to Employee options to purchase stock of the Company through the Company's Employee Stock Option Plan.

     (c). Employer shall reimburse Employee for all reasonable business expenses incurred by Employee in the performance of his duties hereunder. Employee shall be reimbursed for his expenses monthly. Employee shall furnish such expense reports, invoices, and supporting bills as Employer may reasonable require for such reimbursement.

     (d). Employer shall furnish Employee with an automobile of recent vintage for use by Employee during the term of this Agreement and shall pay the normal expenses thereof.

     (e). Employee shall have a right to a reasonable paid vacation period during each year in accordance with Employer's standard policy.

     (f). Employee shall be entitled to all other benefits and perquisites enjoyed by the shareholders of Employer and/or similarly situated employees of Employer and/or the Affiliates, including but not limited to pension plan, profit-sharing plan, medical, dental, life and disability insurance. Employee's benefit entitlements under any such benefit plans shall not be reduced, unless such reduction is generally applicable to similarly situated employees of Employer or in accordance with the requirement of applicable law.

     6. Termination.


     (a). This Agreement may be terminated by either party with or without just cause (as hereinafter defined) on not less than sixty (60) days' written notice to the other party.

     (b). Upon the termination of Employee's employment hereunder, regardless of the time, manner or reason of or for such termination, Employer shall pay to Employee the base salary and bonus which may be due him hereunder to the effective date of such termination.

     (c). In addition to the payment required pursuant to Subparagraph (b) of this Paragraph 6, if Employee's employment hereunder is terminated (I) by Employee for just cause (as hereinafter defined), or (ii) by Employer for any reason other than just cause (as hereinafter defined), Employer shall pay to Employee, as severance (in lieu of any other severance policy Employer may have and in addition to any benefits which he may be entitled to as a former employee of Employer and/or the Affiliates), five times (5x) the annual base salary payable to Employee at the time of his termination of employment. Such payment must be made by Employer in a lump sum within fifteen (15) days after the date of termination.

     (d). For purposes of Employee's rights hereunder, "just cause" for termination shall mean (I) Employer's breach of a material term of this Agreement, including but not limited to Employer's failure to make any payment due to Employee hereunder within thirty (30) days of the date such payment is due (ii) a material reduction in Employee's presently assigned authority, duties, responsibilities, privileges or prerequisites; (iii) relocation of employee's principal office to a new location fifty (50) or more miles further from employee's principal place of residence than his current office (iv) dissolution of Employer, the filing of a petition in bankruptcy or a general assignment by Employer for the benefit of its creditors; or (v) termination related to a merger or acquisition of the Company.

     (e). For purposes of Employer's rights hereunder, "just cause" for termination shall mean (I) Employee's conviction of a crime of moral turpitude;
(ii) Employee's  embezzlement or conversion of the assets or income of Employer;
(iii) an act of dishonesty by Employee which is material in amount of magnitude, and which causes material damage to Employer, and is intended to result in Employee's personal gain or enrichment; or (iv) a gross or willful material violation of Employee's obligations hereunder resulting in material harm to Employer.

                                        4

     7. Indemnification. Employer shall, to the fullest extend permitted by law, indemnify and hold Employee harmless from and against all costs, expenses (including attorneys' fees), losses, fines and damages which may arise out of any claim, lawsuit or other proceeding brought or threatened against Employee with respect to matters concerning his employment with Employer and/or the Affiliates, including but not limited to claims against Employer and/or the Affiliates which are in existence as of the date of this Agreement or which may be asserted against Employer, the Affiliates and/or Employee as a result of actions or events which occurred prior to the commencement of the term of this Agreement. Employer shall maintain in effect appropriate directors and officers liability insurance and shall name Employee as an insured thereunder.

     8. Notices. Notices required or permitted to be given under this Agreement shall be in writing and shall be sent by certified mail, return receipt requested, by hand delivery or by a nationally recognized overnight delivery service. All notices shall be sent to the addresses of the parties first above written, or to such other address as the parties may from time to time designate in writing, and shall be deemed given when sent. A copy of any notice to Employee shall be sent to his residence.

     9. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties and shall not be modified in any manner except by an instrument in writing executed by the parties.

     10. Waivers. The failure of either party to insist upon strict adherence to any term, covenant or condition of this Agreement on any occasion shall not be considered a waiver or relinquishment of any right of such party or parties to insist upon strict performance of that term, covenant or condition, or any other term, covenant or condition, of this Agreement at any time thereafter.

     11. Headings. The caption headings in this Agreement are solely for convenience or reference and shall not affect its interpretation.

                                        5

     12. Severability. If any provision of this Agreement shall be declared invalid or illegal for any reason whatsoever, then notwithstanding such invalidity or illegality, the remaining terms and provisions of this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein.

     13. Assignment. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and/or their respective heirs, executors, administrators and assigns. This Agreement may not be assigned by either party.

     14. Governing Law; Jurisdiction. This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the State of New Jersey. The parties acknowledge that the courts of New Jersey constitute a proper forum for the resolution of any dispute arising out of or in connection with this Agreement and hereby consent to the exercise of jurisdiction over them by the courts of the State of New Jersey.

     15. Survival. The rights and obligations of the parties shall survive the term of Employee's employment to the extent that any performance is required under this Agreement after such termination.

     16. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.








                                        6

     IN WITNESS WHEREOF, Employer has caused these presents to be signed by its duly authorized officer and Employee has hereunto set his hand and seal the day and year first above written.


                                     V-FORMATION, INC.



                                     By:      s/Richard Stelnick
                                       -----------------------------------------
                                       Richard Stelnick, Chief Executive Officer
                                       and Chairman of the Board




                                             s/Joseph Colonese, Jr.
                                             -----------------------------------
                                             Joseph Colonese, Jr.

Exhibit 10.5
------------

                              EMPLOYMENT AGREEMENT

     AGREEMENT made this 31st day of December, 2000 which replaces the Agreement entered into on December 31, 1998 between V-FORMATION, INC., having a place of business at 170 Beaver Brook Road, Lincoln Park, NJ 07035 ("Employer") and Robert Miragliotta ("Employee").

                                   WITNESSETH:

     WHEREAS, Employer is a new Jersey corporation; and

     WHEREAS, Employer, independently is engaged in the business of development, manufacture and sale of sports equipment; and

     WHEREAS, Employee has expertise in general business and commercial matters; and

     WHEREAS, Employee is a shareholder of Employer; and

     WHEREAS, Employer desires to employ Employee under the terms, covenants and conditions as set forth in this Agreement, and Employee desires to accept such employment.

     NOW THEREFORE, in consideration of the foregoing premises, and the terms, covenants and conditions set forth in this Agreement, and for other good and valuable consideration, the parties, desiring to be legally bound, agree as follows:

     1. Preambles. The above preambles (whereas clauses) are incorporated herein by reference.

     2. Employment. Employer hereby employs Employee and Employee hereby accepts employment as the Chief Financial Officer of Employer upon the terms and conditions hereinafter set forth.

     3. Term. The term of this Agreement shall commence as of January 1, 2001 and shall continue for a period of four (4) years or until terminated in accordance with the provisions of Paragraph 6 hereof.

     4. Duties; Place of Employment.

     (a). Employee shall have general charge and supervision over and responsibility for the commercial operations of Employer and its affiliates. Employee shall perform such other duties, render such other services, and have such other responsibilities as shall be determined by the Board of Directors of Employer. Such duties, services and responsibilities shall be commensurate with Employee's position as Chief Financial Officer and shall in all cases be consistent with the dignity and importance of such position. Employer shall provide Employee with such staff, space, equipment and resources as mutually agreed upon by Employer and Employee to be necessary for Employee to perform his duties hereunder, and Employee shall have the authority necessary to perform such duties.

     (b). Employee shall devote such time and attention to his duties hereunder as shall be necessary for his performance thereof and shall to the utmost of his abilities work for the profit and benefit of Employer. Employee shall devote full time to the performance of his duties under this Agreement.

     (c). The performance of Employee's duties will be primarily in and around New Jersey and Employee shall not be required to reside or have his principal office elsewhere.

     5. Compensation and Related Matters. In consideration for Employee's services hereunder, Employee shall be compensated as follows:

     (a). Employer shall pay to Employee an annual base salary of not less than $100,000. Employee's base salary shall be payable in accordance with Employer's standard payroll practices, but in any event no less frequently than monthly. The Board of Directors of

Employer may from time to time increase Employee's salary and Employee may accept such increased amount without in any way impairing Employee's rights under this Agreement; provided, however, in any case, Employee's annual base salary shall be periodically updated to be no less than the commensurate annual position rate for similarly-situated employees of Employer.

     (b). In addition to base salary, Employer from time to time may grant to Employee options to purchase stock of the Company through the Company's Employee Stock Option Plan.

     (c). Employer shall reimburse Employee for all reasonable business expenses incurred by Employee in the performance of his duties hereunder. Employee shall be reimbursed for his expenses monthly. Employee shall furnish such expense reports, invoices, and supporting bills as Employer may reasonable require for such reimbursement.

     (d). Employer shall furnish Employee with an automobile of recent vintage for use by Employee during the term of this Agreement and shall pay the normal expenses thereof.

     (e). Employee shall have a right to a reasonable paid vacation period during each year in accordance with Employer's standard policy. In addition to the entitlement of a paid vacation, Employer, annually, shall pay all expenses for a vacation the length of which shall not exceed one week.

     (f). Employee shall be entitled to all other benefits and perquisites enjoyed by the shareholders of Employer and/or similarly situated employees of Employer and/or the Affiliates, including but not limited to pension plan, profit-sharing plan, medical, dental, life and disability insurance. Employee's benefit entitlements under any such benefit plans shall not be reduced, unless such reduction is generally applicable to similarly situated employees of Employer or in accordance with the requirement of applicable law.


                                        3

     6. Termination.

     (a). This Agreement may be terminated by either party with or without just cause (as hereinafter defined) on not less than sixty (60) days' written notice to the other party.

     (b). Upon the termination of Employee's employment hereunder, regardless of the time, manner or reason of or for such termination, Employer shall pay to Employee the base salary and bonus which may be due him hereunder to the effective date of such termination.

     (c). In addition to the payment required pursuant to Subparagraph (b) of this Paragraph 6, if Employee's employment hereunder is terminated (I) by Employee for just cause (as hereinafter defined), or (ii) by Employer for any reason other than just cause (as hereinafter defined), Employer shall pay to Employee, as severance (in lieu of any other severance policy Employer may have and in addition to any benefits which he may be entitled to as a former employee of Employer and/or the Affiliates), five times (5x) the annual base salary payable to Employee at the time of his termination of employment. Such payment must be made by Employer in a lump sum within fifteen (15) days after the date of termination.

     (d). For purposes of Employee's rights hereunder, "just cause" for termination shall mean (I) Employer's breach of a material term of this Agreement, including but not limited to Employer's failure to make any payment due to Employee hereunder within thirty (30) days of the date such payment is due (ii) a material reduction in Employee's presently assigned authority, duties, responsibilities, privileges or prerequisites; (iii) relocation of employee's principal office to a new location fifty (50) or more miles further from employee's principal place of residence than his current office (iv) dissolution of Employer, the filing of a petition in bankruptcy or a general assignment by Employer for the benefit of its creditors; or (v) termination related to a merger or acquisition of the Company.




                                        4

     (e). For purposes of Employer's rights hereunder, "just cause" for termination shall mean (I) Employee's conviction of a crime of moral turpitude;
(ii) Employee's  embezzlement or conversion of the assets or income of Employer;
(iii) an act of dishonesty by Employee which is material in amount of magnitude, and which causes material damage to Employer, and is intended to result in Employee's personal gain or enrichment; or (iv) a gross or willful material violation of Employee's obligations hereunder resulting in material harm to Employer.

     7. Indemnification. Employer shall, to the fullest extend permitted by law, indemnify and hold Employee harmless from and against all costs, expenses (including attorneys' fees), losses, fines and damages which may arise out of any claim, lawsuit or other proceeding brought or threatened against Employee with respect to matters concerning his employment with Employer and/or the Affiliates, including but not limited to claims against Employer and/or the Affiliates which are in existence as of the date of this Agreement or which may be asserted against Employer, the Affiliates and/or Employee as a result of actions or events which occurred prior to the commencement of the term of this Agreement. Employer shall maintain in effect appropriate directors and officers liability insurance and shall name Employee as an insured thereunder.

     8. Notices. Notices required or permitted to be given under this Agreement shall be in writing and shall be sent by certified mail, return receipt requested, by hand delivery or by a nationally recognized overnight delivery service. All notices shall be sent to the addresses of the parties first above written, or to such other address as the parties may from time to time designate in writing, and shall be deemed given when sent. A copy of any notice to Employee shall be sent to his residence.

     9. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties and shall not be modified in any manner except by an instrument in writing executed by the parties.


                                        5

     10. Waivers. The failure of either party to insist upon strict adherence to any term, covenant or condition of this Agreement on any occasion shall not be considered a waiver or relinquishment of any right of such party or parties to insist upon strict performance of that term, covenant or condition, or any other term, covenant or condition, of this Agreement at any time thereafter.

     11. Headings. The caption headings in this Agreement are solely for convenience or reference and shall not affect its interpretation.

     12. Severability. If any provision of this Agreement shall be declared invalid or illegal for any reason whatsoever, then notwithstanding such invalidity or illegality, the remaining terms and provisions of this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein.

     13. Assignment. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and/or their respective heirs, executors, administrators and assigns. This Agreement may not be assigned by either party.

     14. Governing Law; Jurisdiction. This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the State of New Jersey. The parties acknowledge that the courts of New Jersey constitute a proper forum for the resolution of any dispute arising out of or in connection with this Agreement and hereby consent to the exercise of jurisdiction over them by the courts of the State of New Jersey.

     15. Survival. The rights and obligations of the parties shall survive the term of Employee's employment to the extent that any performance is required under this Agreement after such termination.

     16. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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


     IN WITNESS WHEREOF, Employer has caused these presents to be signed by its duly authorized officer and Employee has hereunto set his hand and seal the day and year first above written.


                                    V-FORMATION, INC.



                                    By:      s/Richard Stelnick
                                       -----------------------------------------
                                       Richard Stelnick, Chief Executive Officer
                                       and Chairman of the Board




                                             s/Robert Miragliotta
                                             -----------------------------------
                                             Robert Miragliotta



























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